Exhibit 10.1

EXECUTION VERSION

Up to €750,000,000 Secured and Guaranteed Promissory Certificates

SUBSCRIPTION AGREEMENT

dated 21 December 2021

for

AP WIP ArcCo Investments, LLC

with

The Entities listed in Part I of Schedule 1

acting as Original Holders

GLAS USA LLC

acting as Registrar

THIS AGREEMENT is dated 21 December 2021 and made between:

(1)	AP WIP ArcCo Investments, LLC, a limited liability company formed in the state of Delaware, as issuer (the “Company”);

(2)	AP WIP Investments, LLC, a limited liability company formed in the state of Delaware, as guarantor (the “Guarantor”);

(3)	GLAS USA LLC, as registrar (the “Registrar”); and

(4)	THE ENTITIES listed in Part I of Schedule 1 (The Original Parties) as original subscribers and original holders (the “Original Subscribers” and the “Original Holders”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account Control Agreement” means the account control agreement covering the Debt Service Reserve Account and the Account for Restricted Cash governed by the laws of the State of New York, U.S.A. entered into on or about the Initial Closing Date between the Company, PNC Bank, National Association as account bank and the Collateral Agent.

“Account	for Restricted Cash” means a segregated account:

(a)	from which no withdrawals may be made by the Company except as contemplated by Clause 20.12 (Account for Restricted Cash);

(b)	which is subject to Security in favour of the Collateral Agent, such Security being in form and substance satisfactory to the Collateral Agent and Majority Holders (acting reasonably); and

(c)

into which approximately $45,000,000 as per the Funds Flow (or the equivalent in another currency, currency unit or combination thereof) will be deposited on or before the Initial Closing Date from the proceeds of the issue of the Class A Promissory Certificates or otherwise.

“Accounting Principles” means, in relation to an Obligor and each member of the Group, the generally accepted accounting principles applicable to it in its jurisdiction of formation and applied on a consistent basis both as to classification of items and amounts.

“Accounting Reference Date” means 31 December.

“Account Security” means each of the charges over bank accounts or other similar agreements to be granted by the relevant Security Providers over their bank accounts in accordance with Clause 5.3 (Conditions precedent to the Initial Closing) and Clause 20.22 (Conditions subsequent) but which shall exclude any Excluded Group Security that has been released in accordance with Clause 23.2 (Release of Group Security).

“Additional Tranche” means any additional tranche of certificates (including any sub-tranche) as may be created, issued and subscribed for from time to time and notified to the Holders in accordance with Clause 3.3 (Additional Tranche Notice) of this Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Affiliated Holder Group” means a group of Holders which are Affiliates and/or Related Funds and/or Related Investor Parties which have notified the Company prior to its or their subscription for Promissory Certificates: (A) that they are part of the same Holder group for the purpose of voting rights, and (B) of the identity of their single Voting Representative.

“Annualised In-Place Rents” means twelve (12) times the In-Place Rents for the most recently completed calendar month prior to the Collection Period End Date as shown on the most recent Company In-Place Quarterly Rent Tape delivered under this Agreement, being as of the Cut-off Date at least $25,000,000 at the Initial Closing Date.

“Asset Acquisition” means the purchase of any asset or assets that is or are materially consistent with the following criteria:

(a)	each such asset shall be an asset that belongs to the telecom / communications infrastructure sector and the Company is not aware of the asset being on a decommission list at the time of purchase;

(b)

each such asset shall be owned by the Group free and clear of any third party liens (inclusive of any repayment of such related debt through the use of proceeds) and backed (directly or indirectly) by long term economic communication infrastructure assets;

(c)	each such asset shall generate double or triple net equivalent revenue from exchange, data centre, tower, DAS and related revenue streams, as per Asset Tape;

(d)

at least 10 years weighted average remaining term carrier lease (with one renewal) and at least 5 years weighted average remaining term carrier lease (in place) at the time of acquisition (measured on a portfolio basis in respect of acquisitions made on a rolling 12-month period prior to the most recent Collection Period End Date) as per the Asset Tape to Company In-Place Quarterly Rent Tape. For the purposes of clarity, at closing, not less than 14 years weighted average remaining term (with one renewal);

(e)	the Net Balance shall not exceed 65% of the greater of (i) the aggregate historical allocated cost; and (ii) the weighted average historical purchase multiple times the Annualised In-Place Rent;

(f)	any asset which is a Property Asset shall be recorded on the Asset Tape or Company In-Place Quarterly Rent Tape;

(g)	no Default is continuing or would occur as a result of the acquisition of such asset; and

(h)	the purchase of such asset or assets adheres to the Core Concentration Criteria.

“Asset Tape” means an excel file (tape) as of the Cut-off Date of the owned, paying and operational assets of the Group which is delivered as a condition precedent to the Initial Closing Date under this Agreement and which shall include confirmation that:

(a)	the number of tenants of a Property Asset is greater than or equal to one;

(b)	the Property Asset is owned and located in a Permitted Jurisdiction;

(c)	the Contract is executed and in-force; and

(d)	the Property Asset is operational and has not stopped paying (if completion notice has been given) or is in construction under an executed contract.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 8 (Form of Assignment Agreement).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Denominations” means denominations of $200,000 (or the equivalent in another currency, currency unit or combination thereof in respect of which the relevant Promissory Certificate has been advanced by a Holder) and integral multiples of $1.00 (or the equivalent in another currency, currency unit or combination thereof in respect of which the relevant Promissory Certificate has been advanced by a Holder) in excess of such amount.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and Paris and (in relation to any date for payment of euro) which is a TARGET Day.

“Call Settlement Date” has the meaning given to that term in Clause 7.4 (Redemption at the option of the Company).

“Cash Funded Equity” means the cash contributed equity to the Guarantor or the Company, as the case may be, as set out in the Cash Funded Equity Confirmation or (for each Collection Period thereafter) calculated in a manner consistent with the principles applied to the Cash Funded Equity Confirmation and as set out in the most recent Compliance Certificate delivered by or on behalf of the Company under this Agreement. For the purposes of clarity, Cash Funded Equity measures the historical cash contributions (including any unrestricted cash used to fund capital expenditure) net of any distributions.

“Cash Funded Equity Confirmation” means the cash funded equity confirmation in the agreed form and delivered pursuant to Clause 5.3 (Conditions precedent to the Initial Closing).

“Certificate Issue” has the meaning set forth in Clause 3.3(a) (Additional Tranche Notice).

“Change of Control” means:

(a)

the Guarantor ceases to directly or indirectly to have more than 50 per cent control (whether by way of ownership of membership interests, proxy, contract, agency or otherwise) and give directions with respect to the operating and financial policies of the Group; or

(b)	the Guarantor ceases to own and control (legally and beneficially) a majority of the membership interests of the Company.

“Class” means each series of Class A Promissory Certificates as set out at Part II of Schedule 1.

“Class A Promissory Certificates” means the Tranches or sub-tranches of Promissory Certificates issued under Class A and detailed in Part II of Schedule 1 together with any Additional Tranches which may, from time to time, may be created, issued and subscribed for as part of that series and pursuant to the terms of this Agreement.

“Closing” means each closing of each issue of Promissory Certificates on the applicable Closing Date.

“Closing Date” means each date of issuance of Promissory Certificates as may be agreed upon by the Company and the relevant Subscribers for such Promissory Certificates (such date also being the Issue Date for each issuance of Promissory Certificates) which, for the avoidance of doubt, shall include the Initial Closing Date.

“Code” means the US Internal Revenue Code of 1986, as amended.

“Collateral Agent” means, from on or about the date of this Agreement, GLAS Trust Corporation Limited and, thereafter, any future replacement collateral agent which may be appointed by the Holders (in consultation with the Company) from time to time to act as collateral agent and security trustee on behalf of the Secured Parties pursuant to the terms of the Collateral Agent Appointment Deed.

“Collateral Agent Appointment Deed” means the agreement dated on or around the date hereof, entered into between the Guarantor, the Company, the Security Providers, the Original Holders and the Collateral Agent setting forth the terms of the Collateral Agent’s appointment, its rights and obligations, and the terms by which the Collateral Agent will act as agent and security trustee on behalf of the Secured Parties in connection with the Transaction Security.

“Company Membership Interest Pledge” means the pledge agreement governed by the laws of the State of New York, U.S.A. granted by the Guarantor over 100% of the Company’s membership interests.

“Collection Period” means (i) initially, the period commencing on the Initial Closing Date and ending on the next Collection Period End Date after the Initial Closing Date; and thereafter, (ii) the period commencing one day after each Collection Period End Date and ending on the next succeeding Collection Period End Date.

“Collection Period End Date” means each of 31 March, 30 June, 30 September, 31 December in each calendar year and the Maturity Date.

“Company In–Place Quarterly Rent Tape” means for each Collection Period, a summary of, inter alia, all Property Assets and related Contracts owned by the Company and its Subsidiaries, showing the Monthly Recurring Revenue. Each Company In-Place Quarterly Rent Tape provided after the Initial Closing Date shall be substantially in the form of the Asset Tape as of the Cut-off Date (and the definition of Company In-Place Quarterly Rent Tape shall include the Asset Tape delivered as a condition precedent to this Agreement prior to the Initial Closing Date).

“Company’s Spot Rate of Exchange – US Dollars” means the Company’s spot rate of exchange (determined by it, acting reasonably) for the purchase of the relevant currency with US Dollars in the London foreign exchange market as at the end of any Collection Period. For the avoidance of doubt, the Company shall confirm the relevant spot rate, for information purposes only, to the Registrar and provide the Registrar the ability to comment on such spot rate, in respect of the relevant calculations. The Registrar shall, at the request of the Holders, provide such spot rate to the Holders for information purposes only.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Group or the Finance Documents of which a Holder becomes aware in its capacity as, or for the purpose of becoming, a Holder or which is received by a Holder in relation to, or for the purpose of becoming a Holder (including for the avoidance of doubt any information posted in the Data Room) under, the Finance Documents from either:

(a)	any member of the Group, the Guarantor or any of their respective advisers; or

(b)	another Holder, if the information was obtained by that Holder directly or indirectly from any member of the Group, the Guarantor or any of their respective advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Holder of Clause 32.3(b) (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group, the Guarantor or any of their respective advisers; and

(C)

is known by that Holder before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Holder after that date, from a source which is, as far as that Holder is aware, unconnected with the Group or the Guarantor and which, in either case, as far as that Holder is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the most recent form recommended by the LMA.

“Constitutional Documents” means (a) the certificate of formation and limited liability company agreement of the Company or the Guarantor (as applicable); and (b) the applicable organizational documents of any Security Provider.

“Contract” means each agreement, contract, instrument, lease, licence, sublease, tenancy, assignment or other document pursuant to which rent, lease payments, license fees or other amounts are payable to the Group in respect of any Property Asset subject thereto, as shown on the relevant Company In-Place Quarterly Rent Tape.

“Core Concentration Criteria” means the criteria set out at Schedule 14 (Core Concentration Criteria).

“Cut-off Date” means 31 August 2021.

“Data Room” means all the information and documents contained in the virtual data room entitled “ExchangeCo Financing Program” set up by the Company on Intralinks for the purpose of the transactions contemplated by the Finance Documents.

“Deed of Adherence” means a deed of adherence substantially in the form set out in Schedule 16 (Form of Deed of Adherence).

“Debt Service Reserve Account” means a segregated account:

(a)	from which no withdrawals may be made by the Company except as contemplated by Clause 20.11 (Debt Service Reserve Account);

(b)	which is subject to Security in favour of the Collateral Agent, which Security is in form and substance satisfactory to the Collateral Agent and Majority Holders (acting reasonably);

(c)

into which $5,000,000 (or the equivalent in another currency, currency unit or combination thereof) will be deposited on or before the Initial Closing Date from the proceeds of the issues made in respect of the Tranche A-1 Promissory Certificates or otherwise;

(d)	with respect to which the Minimum Required Balance is determined and required to be maintained in accordance with Clause 20.11 (Debt Service Reserve Account).

“Debtor Relief Law” means the Bankruptcy Code of the United States, the CCAA, the BIA, the WURA and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, or similar debtor relief laws (such laws include any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt) of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an Event of Default or any event or circumstance specified in Clause 20.24 (Events of Default) which would (with the expiry of a grace period, the giving of notice or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, custodian, nominee, attorney or co-trustee appointed by the Collateral Agent.

“Deposit” has the meaning given to the term under Clause 20.12 (Account for Restricted Cash).

“Deposit Accounts Pledge Agreement” means the deposit accounts pledge agreement governed by the laws of the State of New York, U.S.A. entered into on or about the date of this Agreement between the Company and the Collateral Agent.

“Disposal” has the meaning as set forth in Clause 20.7 (Ordinary Course Disposals).

“Dispute” has the meaning as set forth in Clause 36.1(a) (Jurisdiction).

“Distribution” has the meaning as set forth in Clause 20.13(a) (Dividends and Share Redemption).

“Dividend Restriction Event” means the occurrence of any of the following, determined as of the Payment Date proposed for any Distribution:

(a)

failure to deliver the Company In-Place Quarterly Rent Tape and Compliance Certificate for such Collection Period which shows the Company has complied with its obligations under Clause 19.1 (Financial condition) after giving effect to any related payments in respect of the current Payment Date;

(b)	non-payment of the most recent Quarterly Payment due in accordance with the terms of this Agreement;

(c)	Interest Coverage is less than 1.4:1 for the current Collection Period as at the relevant Payment Date;

(d)	Leverage exceeds 9.0:1 for the current and immediately preceding Collection Period;

(e)	the balance of the Debt Service Reserve Account is less than the Minimum Required Balance (after giving effect to any applicable Deposit); and

(f)	non-payment of the most recent Principal Payment Amount due in accordance with the terms of this Agreement,

provided that, for the avoidance of doubt, the occurrence of any of the events set out in paragraphs (a) – (f) of this definition shall not prevent the Obligors or other members of the Group from operating under normal conditions pursuant to the terms of this Agreement, but no dividends may be made from the Company to the Guarantor.

“Eligible Currency” means each of EUR, GBP and USD.

“Eligible Purchaser” means (i) a Holder or an Affiliate of a Holder or if the Existing Holder is a fund, a fund which is a Related Fund of the Existing Holder, or (ii) any bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, in each case (subject to Clause 22.1(d) (Transfer of Promissory Certificates)) that is not a Restricted Purchaser.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	the conditions of the workplace; or

(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the environment, including, without limitation, any waste.

“Environmental Permit” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor or Security Provider conducted on or from the properties owned or used by any Obligor or Security Provider.

“ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“ERISA Affiliate” means, with respect to an Obligor, any trade or business (whether or not incorporated) that is a member of the Obligor’s “controlled group” or under “common control,” with the Obligor within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” means:

(a)	the occurrence of a Reportable Event, with respect to any Plan; or

(b)

the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or instalment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; or

(c)

a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; or

(d)	a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; or

(e)

the filing of a notice of intent to terminate any Plan of a notice of intent to terminate such Plan pursuant to Section 4041 of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); or

(f)	the cessation of operations at a facility of an Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or

(g)	the withdrawal by an Obligor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; or

(h)	the conditions for the imposition of a lien under Section 303(k) or 306(g) of ERISA or Section 430(k) or 433(g) of the Internal Revenue Code shall have been met with respect to any Plan; or

(i)

the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer; or

(j)	the imposition of liability on an Obligor or any ERISA Affiliate pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; or

(k)

the withdrawal of an Obligor or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by an Obligor or any ERISA Affiliate of notice from any Multiemployer Plan that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; or

(l)	the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon an Obligor or any ERISA Affiliate; or

(m)

receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code.

“Equity Pledge Security” means each of the share pledges or other similar agreements to be granted by the Security Providers, over the equity interests in the members of the Group in accordance with Clause 5.3 (Conditions precedent to the Initial Closing) and Clause 20.22 (Conditions subsequent) but which shall exclude any Excluded Group Security that has been released in accordance with Clause 23.2 (Release of Group Security).

“Escrow Agreement” means the escrow agreement to be dated on or around the date of this Agreement between the Company, the Escrow Agent (as defined therein) and each Original Subscriber.

“EUWA” means the European Union (Withdrawal) Act 2018.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Excluded Group Security” means any Group Security in relation to a member of the Group whose Property Assets or related Contracts are not included in the previous Company In-Place Quarterly Rent Tape, provided that pro forma the Company shall be in compliance with the financial covenants set forth in Clause 19.1 (Financial condition) following the release of any such Group Security.

“Existing Holder” has the meaning as set forth in Clause 22.1(a) (Transfer of Promissory Certificates).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Original Subscribers and the Company (or the Collateral Agent or the Registrar and the Company) setting out any of the fees payable in connection with the Finance Documents.

“Finance Document” means this Agreement, the Promissory Certificate Vouchers, the Collateral Agent Appointment Deed, the Transaction Security Documents, any Fee Letter and any other document designated as such by the Company and the Majority Holders.

“Finance Party” means each of the Subscribers, the Holders, the Collateral Agent and the Registrar.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, Promissory Certificates, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (but not, in any case, trade instruments) of an entity which is not an Obligor or member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)	any amount raised by the issue of shares which are redeemable before the Maturity Date or are otherwise classified as borrowings under the Accounting Principles;

(i)

(A) any amount of any liability under an advance or deferred purchase agreement if (x) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (y) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply and (B) unsecured trade payables not evidenced by a note or other instrument and arising out of purchases of goods or services in the ordinary course of trading;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Financial Year” means the annual accounting period of the Guarantor ending on 31 December in each year.

“Funds Flow Statement” means the funds flow statement in agreed form and delivered as a condition precedent pursuant to paragraph 5(f) of Schedule 2 (Conditions Precedent).

“Group” means the Company and its Subsidiaries for the time being but excluding any Unrestricted Subsidiary.

“Group Security” means any Equity Pledge Security and/or Account Security.

“Group Structure Chart” means the group structure chart provided as a condition precedent to the Initial Closing Date which shows the Company and its Subsidiaries as at the Initial Closing Date and as may be updated from time to time by notice to the Holders,

“Holder” means in respect of a Promissory Certificate, the person in whose name such Promissory Certificate and Class is for the time being registered in the Register (including the Original Holder, and any person which becomes a Holder pursuant to Clause 22 (Changes to the Holders) or Clause 3.3 (Additional Tranche Notice)).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Initial Closing” means the closing of the first issue of Class A Promissory Certificates on the Initial Closing Date.

“Initial Closing Date” means on or about 13 January 2022.

“In-Place Rents” means the scheduled regular Monthly Recurring Revenue in respect of Property Assets (and related Contracts) owned by the Company and its Subsidiaries, as reflected in the most recent Company In-Place Quarterly Rent Tape delivered under this Agreement.

“Interest” means, for any Interest Period, in respect of any Class of Promissory Certificates (or sub-tranche thereof), the interest on the outstanding principal amount calculated at the Interest Rate.

“Interest Coverage” means, as at any Collection Period End Date, the ratio of (i) the sum of (x) 94 per cent. multiplied by the Annualised In-Place Rents (in US Dollars, as evidenced by the Company In-Place Quarterly Rent Tape delivered with respect to the relevant Collection Period End Date) divided by four plus (y) any amounts withdrawn from the Debt Service Reserve Account to pay interest accrued on the Promissory Certificates from the Payment Date following the relevant Collection Period End Date, to (ii) the aggregate of the Interest on the aggregate of the principal amount outstanding of the Promissory Certificates for such Quarterly Period (and for the purposes of calculating the amounts set out in (i) and (ii), such amounts shall be converted into USD at the applicable Company’s Spot Rate of Exchange—US Dollars). An example of the Interest Coverage calculation is attached as Schedule 12 (Example of Leverage, Interest Coverage Calculation and LTV Calculation).

“Interest Period” means, in relation to the Promissory Certificates, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Interest Rate” means, for any Interest Period, in respect of any Class of Promissory Certificates (or sub-tranche thereof), the percentage rate as set forth in Part II of Schedule 1 with respect to such Tranche or sub-tranche.

“Investment Grade” means any two of a rating of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Services Limited.

“IPO” means the listing or admission to trading of all or part of the share capital of any member of the Group on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in any exchange or market replacing the same or any other exchange or market in any country or any other sale or issue by way of listing, flotation or public offering or any equivalent circumstances in relation to any member of the Group.

“Issue Request” means an issue request substantially in the form set out at Schedule 17 (Form of Issue Request).

“Issue Date” means, in respect of each Tranche, the date on which Promissory Certificates of that Tranche are to be issued by the Company and subscribed to by the relevant Holder(s).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws in any other jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions provided in connection with the Finance Documents.

“Leverage” means, for each Collection Period, the ratio of: (i) the Net Balance, to (ii) Annualised In-Place Rents (in US Dollars, as evidenced by the Company In-Place Quarterly Rent Tape delivered with respect to the relevant Collection Period). An example of the Leverage calculation is attached as Schedule 12 (Example of Leverage, Interest Coverage Calculation and LTV Calculation).

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor and/or member of the Group to any Finance Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity (including by way of parallel debt) together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)

any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by either Obligor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Majority Holders” means, at any time:

(a)	except for as set out in sub-clause (b) below, the holders of at least 50.1 per cent. in principal amount of the Promissory Certificates at the time outstanding; or

(b)

in respect of any acceleration action taken in accordance with Clause 21.10 (Acceleration), the holders of at least 66 2/3 per cent. in principal amount of the Promissory Certificates at the time outstanding, but excluding for this purpose any Promissory Certificates then held by the Company or its Affiliates.

“Make-Whole Premium” shall be specified in the Promissory Certificate Voucher. Any applicable Make Whole Premium shall be due by the Company at the same time as and on the same terms as the redemption payments in respect of such Promissory Certificates.

“Margin Stock” shall have the meaning given to that term in Regulation U.

“Material Adverse Effect” means a material adverse effect on:

(a)	the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents and/or their obligations under Clause 19.1 (Financial condition); or

(b)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Maturity Date” means, in respect of each Tranche (including for the avoidance of doubt any sub tranches), such relevant maturity date as set forth in Part II of Schedule 1; provided however, for the avoidance of doubt, the Maturity Date applicable in respect of any provision contained in Clause 20 (General Undertakings) shall be the final maturity date as set forth in Part II of Schedule 1.

“Minimum Account Security Threshold” has the meaning given to it under Schedule 4 (Conditions subsequent).

“Minimum Required Balance” means an amount that is sufficient to pay the Interest accruing on the Promissory Certificates under this Agreement for the next six (6) calendar months (deeming the rate of interest applicable to the Promissory Certificates to be the same as the rate of interest on the Promissory Certificates for the then current Interest Period).

“Monthly Recurring Revenue” means the scheduled regular rents of the Company and its Subsidiaries for the most recent calendar month, net of value added or similar taxes for any jurisdiction, revenue shares and property management costs such as property taxes, maintenance, utilities, monitoring and insurance in respect of Property Assets and their related Contracts (but excluding any rents relating to decommissioned (defaulted) Contracts), and provided that for any Contract that does not pay on a monthly basis, the amount of rents included in the Monthly Recurring Revenue calculation will be the monthly equivalent as determined by the Company in good faith and in a commercially reasonable manner (and in each case without double counting rent, whether previously included in a calculation of Monthly Recurring Revenue for a prior calendar month or otherwise).

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 3(37) of ERISA to which an Obligor or any ERISA Affiliate has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years.

“Multiple Employer Plan” means a Single Employer Plan that (a) is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code, (b) has two or more contributing sponsors at least two of whom are not under “common control,” within the meaning of Section 4063 of ERISA, and (c) to which an Obligor or any ERISA Affiliate has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years.

“Net Balance” means the principal amount outstanding of the Promissory Certificates as at the last date of the Collection Period, less all unrestricted and Restricted Cash held by the Company as at the last date of such Collection Period (and for the purposes of calculating the outstanding principal amount outstanding of the Promissory Certificates, such amounts shall be converted into US Dollars at the Company’s Spot Rate of Exchange- US Dollars).

“New Holder” has the meaning set forth in Clause 22.1(d) (Transfer of Promissory Certificates).

“Non-Performing Subscriber” has the meaning set forth in Clause 3.5(b) (Undertaking to Subscribe – Additional Subscriptions).

“Obligor” means the Company or the Guarantor.

“Original Financial Statements” means (i) the annual audited financial statements of the Guarantor for the fiscal years ended 2019 and 2020; (ii) the annual audited financial statements of the Group for the fiscal year ended 2020; and (iii) unaudited statements of the Group for fiscal quarter ending June 30, 2021.

“Outstanding Balance” means, as at the end of any related Collection Period, the sum of the original amount of Promissory Certificates issued to the Holder of the relevant Class of Promissory Certificates (as set out in Schedule 1 (The Original Parties) hereof as such Schedule will be updated from time to time in accordance with Clause 9.4 (Notification of rates of interest) in respect of any Class of Promissory Certificates (as applicable)) less any principal amounts repaid or prepaid by or at the instruction of the Company in respect of such Promissory Certificates.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Payment Date” means the twentieth (20th) day of a calendar month following a Collection Period End Date and the Maturity Date; provided that if such day is not a Business Day, then the Payment Date shall be the immediately succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor thereto).

“Performing Subscriber” has the meaning set forth in Clause 3.5(b) (Undertaking to Subscribe – Additional Subscriptions).

“Permitted Asset Sale” means the sale of all or substantially all of the assets of the Group where, following such sale, the Company will be in compliance with all obligations under Clause 19.1 (Financial condition) and the net cash proceeds of such asset sale (calculated at the time of completion of the sale) (the “Permitted Asset Sale Proceeds”) are placed in the Account For Restricted Cash pending their re-investment in similar replacement assets. For the purposes of this definition, a “similar replacement asset” would be consistent with the criteria set out within the definition of Asset Acquisition.

“Permitted Distribution” means the payment of a Distribution or any other payment to the Guarantor by the Company or the Guarantor to any of its (direct or indirect) shareholders, members, partners or Subsidiaries, made in the ordinary course of business of the Company and/or the Guarantor (as applicable), provided that no Dividend Restriction Event has occurred that is continuing or would occur as a result of making such payment.

“Permitted Equity Sale” means a sale of more than 50 per cent of the equity of the Guarantor to investor(s) with telecom sector experience with at least $1,000,000,000 or equivalent of assets (including at least $500,000,000 or equivalent invested in telecom or infrastructure assets for at least a two year period).

“Permitted Financial Indebtedness” means Financial Indebtedness arising under:

(a)	this Agreement (including but not limited to any Additional Tranches);

(b)	any trade credit incurred by the Company on normal commercial terms and in the ordinary course of its trading activities;

(c)	any subordinated loan made by the Guarantor or any of its Subsidiaries to the Company or any of its Subsidiaries;

(d)	any Treasury Transaction constituting spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(e)	any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of the Company and not for speculative purposes.

“Permitted Jurisdiction” means: (i) the United Kingdom (including England, Wales, Scotland and Northern Ireland), Belgium, Germany, Ireland, Spain, the Netherlands, Portugal, Italy, France, U.S., and (ii) any other Investment Grade OECD Country (“Other OECD”).

“Permitted Security” means:

(a)	the Transaction Security;

(b)	any Security arising by operation of law and in the ordinary course of business and not as a result of any default or omission by any Obligor or member of the Group;

(c)

any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors; and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;

(d)

any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness;

(e)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods or services supplied to the Guarantor or a member of the Group in the ordinary course of business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by the Guarantor or any member of the Group; or

(f)	any security created in favour of a third party over any assets that form part of the Excluded Group Security.

“Plan” means a Single Employer Plan or Multiple Employer Plan.

“Prepayment Fee” means in respect of any redemption made by or on the instruction of the Company: (i) on or before the date falling eighteen months prior to the Maturity Date for the relevant Tranche pursuant to Clause 7.5 (Redemption at the option of the Company) or Clause 7.6 (Partial redemption), the Make-Whole Premium; and (ii) pursuant to Clause 7.3 (Redemption following Change of Control), the Make-Whole Premium.

“Principal Payment Amount” means with respect to any Collection Period End Date on which the Company will be in breach of Clause 19.1 (Financial condition) when calculated with respect to such Payment Date, the amount by which the aggregate outstanding principal amount of the Promissory Certificates would be required to be redeemed in order to cause the Company to be in compliance with the terms of Clause 19.1 (Financial condition), which amount may be paid on or before the Payment Date immediately following such Collection Period End Date.

“Promissory Certificate” means the promissory certificates issued up to an amount equal to €750,000,000 in the respective Class (evidenced by a Promissory Certificate Voucher and the details contained in the Register) issued by the Company to any Subscriber or Holder pursuant to the terms of this Agreement and shall include any Additional Tranches issued after the Initial Closing Date.

“Promissory Certificate Voucher” means a certificate in or in substantially the form set out in Schedule 7 (Form of Promissory Certificate Voucher) including any replacement Promissory Certificate Voucher issued pursuant to Clause 6.6 (Replacement of Promissory Voucher).

“Property Asset” means at any time, each asset of the Company and its Subsidiaries and each easement, usufruct, personal servitude, surface right, lease assignment, caveat against title, assignment of rental income or other license whereby the Company or its Subsidiaries owns rights in respect of a Real Property asset (or in each case the equivalent in any jurisdiction) or any other asset of the Company and its Subsidiaries from time to time as evidenced, and the Annualised In-Place Rents relating to the Contracts in respect of such assets are included, at the Initial Closing Date in the Asset Tape or, thereafter, in the most recent Company In-Place Quarterly Rent Tape delivered under this Agreement.

“Prospectus Regulation” means Prospectus Regulation (EU) 2017/1129 (as amended) and Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quarterly Financial Statements” has the meaning given to that term at Clause 18.1 (Financial statements).

“Quarterly Payment” means any amounts due to be paid by the Company in accordance with Clause 22.7 (Payments).

“Quarterly Period” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Quasi-Security” means for a member of the Group or the Guarantor (i) to sell, transfer or otherwise dispose of (A) any assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group or (B) any of its receivables on recourse terms; (ii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iii) enter into any other preferential arrangement having a similar effect, in each case in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

“Real Property” means:

(a)	any freehold, leasehold or immovable property or other interest in real property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of any property subject to the Transaction Security.

“Recovered Amount” has the meaning given to it in Clause 25.1 (Payments to Holders).

“Recovering Holders” has the meaning given to it in Clause 25.1 (Payments to Holders).

“Redemption Amount” means the aggregate principal amount by which any Promissory Certificate is redeemed in accordance with Clause 7.3 (Redemption following an exit and sale), Clause 7.4 (Redemption at the option of the Company) or Clause 7.6 (Partial Redemption).

“Redemption Date” means the later of:

(a)	the date on which a redemption is made in accordance with Clause 7 (Redemption); or

(b)	the Maturity Date.

“Redistributed Amount” has the meaning given to it in Clause 25.4(a) (Reversal of redistribution).

“Register” means the register of Promissory Certificates maintained by the Registrar.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” means, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Related Investor Parties” means Holders which are funds or mandates advised or managed by the same investment manager or its Affiliates.

“Relevant Jurisdiction” means, in relation to an Obligor or Security Provider:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Market” means the European interbank market.

“Repeating Representations” means each of the representations set out in Clause 17.1 (Status) to Clause 17.6 (Governing law and enforcement), Clause 17.9 (No default), Clause 17.14 (Ranking) and Clause 17.19 (Group Structure Chart) and Clause 17.20 (Accounting Reference Date).

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restricted Cash” means all amounts credited to the Debt Service Reserve Account, all amounts credited to the Account For Restricted Cash and the proceeds of any Permitted Asset Sale.

“Restricted Cash Account Control Agreement” means the deposit account control agreement governed by the laws of the State of New York, U.S.A. entered into on or about the date of this Agreement between the Company, the relevant account bank and the Collateral Agent.

“Restricted Party” means any individual or entity that is: (i) listed on, or owned or controlled (as such terms, including any applicable ownership and control requirements, are defined and construed in the applicable Sanctions laws and regulations or in any official guidance in relation to such Sanctions laws and regulations) by a person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country, (v) to the best knowledge of any Obligor (acting with due care and enquiry), otherwise a target of Sanctions, or with whom it would be a breach of any applicable Sanctions for any Holder or Subscriber any Affiliate or Related Fund or Related Investor Party of a Holder or a Subscriber to deal or (vi) that the Obligor is aware (having made due enquiry) is acting on behalf of any of the persons listed in paragraphs (i) to (v) above, for the purpose of evading or avoiding, or having the intended effect of or intending to evade or avoid, or facilitating the evasion or avoidance of any Sanctions.

“Restricted Purchaser” means (i) any telecom or wireless related business, (ii) any person whose primary business is the acquisition or operation of wireless towers or the acquisition or operation of wireless tower sites, (iii) any wireless infrastructure fund or sponsor whose primary business competes with the business of the Company or any other member of the Group (but excluding any person, a predominant portion of whose business involves banking, insurance, investment banking, broker/dealer, investment or similar activities (including any person involved in the life insurance business or in the business of the investment of annuities or contributions to pension, retirement, medical or similar plans or arrangements) and which has a function that is regularly engaged in or established for the purpose of the acquisition of or investment in debt), or (iv) any private investment fund investing in distressed assets.

“Sanctioned Country” means any country or other territory subject to a general export, import, financial or investment embargo under any Sanctions, which, as of the date of this Agreement, include Crimea (as defined and construed in the applicable Sanctions laws and regulations), Cuba, Iran, North Korea, Sudan and Syria.

“Sanctions” means economic or financial sanctions or trade embargoes or other comprehensive prohibitions against transaction activity pursuant to anti-terrorism laws or export control laws imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom or (v) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty’s Treasury, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government.

“Sanctions List” means any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Secured Company” means each member of the Group whose equity interests are subject to Transaction Security.

“Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by each Obligor and member of the Group to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Party” means each Finance Party and any Receiver or Delegate.

“Secured Party Accession Undertaking” means a secured party accession undertaking in the form of Schedule 2 of the Collateral Agent Appointment Deed.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Provider” means each member of the Group that grants Transaction Security in accordance with the terms of this Agreement, provided that, for the avoidance of doubt, such member of the Group will no longer be a Security Provider if the Security granted by it has been released (and not reinstated) and its Subsidiary is thereby an Unrestricted Subsidiary.

“Security Release Notice” means the notice of release of Group Security delivered by or on behalf of the Company in the form set out in Schedule 6 (Form of Security Release Notice) or in any other form agreed by the Collateral Agent and the Company.

“Single Employer Plan” means a “single employer plan” within the meaning of Section 3(37) of ERISA.

“Solvent” means that:

(a)

the sum of the “fair value” of the assets of the relevant Obligor (as applicable) and its Subsidiaries, taken as a whole, exceeds the sum of all of their debts, taken as a whole, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors;

(b)

the “present fair saleable value of the assets” of the relevant Obligor (as applicable) and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the relevant Obligor (as applicable) and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured;

(c)

the capital of the relevant Obligor (as applicable) and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the relevant Obligor (as applicable) and its Subsidiaries, taken as a whole, are or are about to become engaged in; and

(d)

the relevant Obligor (as applicable) and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business.

For the purposes of clauses (a) through (d) above, (i)(1) “debt” means liability on a “claim” and (2) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, subordinated, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (ii) the amount of any contingent unliquidated and disputed claim and any claim that has not been reduced to judgment at any time has been computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Office” means,

(a)

in respect of the Original Subscribers, the office or offices notified by the relevant Original Subscriber to the Company in writing on or before the date of this Agreement as the office or offices through which it will perform its obligations under this Agreement; and

(b)

in respect of any other Subscriber or Holder, the office specified against its name in the Register or such other office as such Subscriber or Holder may notify to the Company in accordance with Clause 28 (Notices).

“Subscribers” means the Original Subscribers and any Holder or Third Party Subscriber that subscribes for Promissory Certificates in accordance with Clause 3.5(a) (Undertaking to Subscribe – Additional Subscriptions).

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006, provided that any Unrestricted Subsidiary shall be deemed not to be a Subsidiary of a member of the Group.

“Successor Registrar” has the meaning given to it in Clause 6.6(b) (Replacement of Promissory Certificates).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Third Party Subscriber” means (i) any Affiliate of a Holder or if a Holder is a fund, any fund which is a Related Fund of a Holder or (ii) any bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets that is not a Restricted Purchaser and not already a Holder of any Promissory Certificates, and which subscribes for Additional Tranches of Promissory Certificates in accordance with Clause 3.5(a) (Undertaking to Subscribe – Additional Subscriptions).

“Tier One Closing Date Tenant” means, any tenant or other counterparty to a Contract that is noted as a “Tier One Tenant” as at the Initial Closing Date in the Company In-Place Quarterly Rent Tape delivered to the Original Subscribers pursuant to Clause 5.3 (Conditions precedent to Initial Closing) on or prior the Initial Closing Date and which, for the avoidance of doubt, are each of the entities listed in Schedule 13 (Tier One Tenants at Closing Date).

“Tier One Tenant” means at any time, any Tier One Closing Date Tenant of the Guarantor and any other mobile network operator, corporate or cell tower company that is a tenant or counterparty to a relevant Contract, provided in each case that, at such time, any such person or its parent must be rated at least Investment Grade (or access an Investment Grade market on a secured basis such as REIT) in each relevant jurisdiction by at least one internationally recognised rating agency and provided that (notwithstanding the foregoing) any such tenant or other relevant counterparty’s obligations that are (at that time) unconditionally guaranteed by a governmental entity with respect to all of its payment obligations under such Contract shall be a Tier One Tenant at such time.

“Tranche” means the Tranche A-1 Promissory Certificates or any Additional Tranche which from time to time, may be issued and subscribed for pursuant to the terms of this Agreement in the currencies as listed in Schedule 1.

“Tranche A- 1 Promissory Certificates” means any Promissory Certificates that are denominated in EUR and designated by the Company to Tranche 1 (including all sub tranches) or the principal amount outstanding for the time being of such Promissory Certificates as set out opposite a Holder’s name in the Register made available under this Agreement and as described in Clause 3 (Issue and Subscription of Promissory Certificates) and Clause 3.3 (Additional Tranche Notice).

“Transaction Security” means the Security created or expressed to be created in favour of the Collateral Agent for the benefit of the Secured Parties pursuant to the Transaction Security Documents.

“Transaction Security Documents” means the Company Membership Interest Pledge, the Deposit Accounts Pledge Agreement, the Account Control Agreement, each document listed under Schedule 5 (Group Security) and each document required to be provided under Clause 20.22 (Conditions Subsequent), together with any other document entered into by any Obligor or Security Provider creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors and the Security Providers but shall not include any Group Security which has become Excluded Group Security.

“Transfer Date” means, in relation to a transfer of a Promissory Certificate, the date on which the Registrar registers such transfer in the Register.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unrestricted Subsidiary” means any Subsidiary (direct or indirect) of the Guarantor other than the Company (and its Subsidiaries) or any Subsidiary (direct or indirect) of the Company whose shares are Excluded Group Security.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“Voting Representative” means, in respect of each Affiliated Holder Group, a single entity which is nominated and authorised by each member of that Affiliated Holder Group to exercise voting rights on behalf of that Affiliated Holder Group and to receive all notices to be delivered to any Holder in that Affiliated Holder Group and which shall be the sole entity recognised to exercise voting rights on behalf of each Holder in that Affiliated Holder Group.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Title IV of ERISA.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

any “Subscriber”, any “Holder”, any “Obligor”, any “Collateral Agent”, any “Registrar” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)

a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, (however fundamentally), novated, supplemented, extended or restated from time to time (whether or not the relevant amendment, novation, supplement, extension or restatement was contemplated at the date of this Agreement), and including cases where the amendments concerned involve any extension of the maturity of the Promissory Certificates or any increase in the principal amount of the Promissory Certificates or other document or security;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(vi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	a time of day is a reference to New York time unless otherwise specified.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

(e)

Unless the context otherwise requires, a reference to a Clause or Schedule is to a Clause of, or Schedule to this Agreement and a reference to a paragraph is to a paragraph of this Agreement or the relevant Schedule.

(f)	The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement shall include the Schedules.

1.3	Currency symbols and definitions

(a)	“€”, “EUR” and “euro” denote the single currency of the Participating Member States.

(b)	“£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom.

(c)	“$”, “USD”, “US Dollars”, “Dollars” and “dollars” denote the lawful currency of the US.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement or any Promissory Certificate.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement or any Promissory Certificate at any time.

(c)	The Collateral Agent shall be an express third party beneficiary of this Agreement.

1.5	Meaning of Outstanding

For the purposes of this Agreement and the Promissory Certificates (but without prejudice to its status for any other purpose), a Promissory Certificate shall be considered to be “outstanding” unless one or more of the following events has occurred:

(a)	it has been redeemed in full, or purchased in accordance with Clause 7 (Redemption), and in either case has been cancelled in accordance with Clause 8 (Cancellation);

(b)	proceedings to enforce a claim for principal and interest in respect of such Promissory Certificate have become barred; or

(c)

for the purposes of the definition of Majority Holders and Clause 32.2 (All Holder matters) only, it is held by, or by any person for the benefit of, the Company, any other member of the Group or any of their Affiliates.

SECTION 2

THE PROMISSORY CERTIFICATES

2.	AUTHORISATION OF PROMISSORY CERTIFICATES AND GUARANTEE

2.1	Authorisation of the Promissory Certificates

(a)	The Company has authorised the creation and issue of the Promissory Certificates pursuant to this Agreement.

(b)	The Promissory Certificates will be in registered form and in the Authorised Denominations and denominated in an Eligible Currency.

(c)	The Promissory Certificates will be represented by Promissory Certificate Vouchers.

(d)	The Company may from time to time issue Promissory Certificates in Tranches on a continuous basis subject to and in accordance with the terms of this Agreement.

(e)	Repayment of the Promissory Certificates will be secured by the Transaction Security Documents.

(f)	The Promissory Certificates are issued subject to, and with the benefit of, this Agreement and the other Finance Documents.

2.2	Authorisation of the Guarantee

The Guarantor has authorised the giving of its guarantee in relation to the Promissory Certificates.

2.3	Constitution of the Promissory Certificates

On and from the Initial Closing Date, the Company constitutes the Promissory Certificates and covenants in favour of each Holder that it will duly perform and comply with the obligations expressed to be undertaken by it in each Finance Document (and for this purpose any reference in any Finance Document to any obligation or payment under or in respect of the Promissory Certificates shall be construed to include a reference to any obligation or payment under or pursuant to this provision).

2.4	Purpose of the Promissory Certificates

The Company shall apply all amounts advanced to it under the Promissory Certificates towards:

(a)	working capital for the Group, including general corporate purposes and the making of Asset Acquisitions;

(b)	funding the Account For Restricted Cash and the Debt Service Reserve Account;

(c)	transaction costs;

(d)	repayment of the Company’s existing parent intercompany debt provided the Obligors are in compliance with Clause 19.1(c) (Company Equity) and Clause 19.1(d) (Guarantor Equity); and

(e)	repayment of any third party mortgages.

The proceeds of the Promissory Certificates shall not be used in payment of any dividend.

3.	ISSUE AND SUBSCRIPTION OF THE PROMISSORY CERTIFICATES

3.1	Undertaking to issue

Each of the Company and the Guarantor undertake to the Original Subscribers that, subject to and in accordance with the terms and conditions of this Agreement, Tranche A-1 Promissory Certificates in the principal amount specified opposite the relevant Original Subscriber’s name in Part I of Schedule 1 (The Original Parties) will be issued to the Original Subscribers on the Initial Closing Date, in accordance with the provisions of this Agreement.

3.2	Undertaking to subscribe – Original Subscribers

The Original Subscribers undertake to the Company and the Guarantor that, subject to and in accordance with the terms and conditions of this Agreement and provided the Company delivers an Issue Request to the Original Subscribers prior to the Initial Closing Date, they will each subscribe for the Tranche A-1 Promissory Certificates in the principal amount specified opposite their name in Part I of Schedule 1 (The Original Parties) on the Initial Closing Date.

3.3	Additional Tranche Notice

(a)

Subject to this Clause 3.3 (Additional Tranche Notice), the Company shall have the right to create and issue any Additional Tranches of Promissory Certificates of any Class (a “Certificate Issue”) following delivery of a notice (an “Additional Tranche Notice”) to the Registrar, the Holders and/or to any Third Party Subscriber substantially in the form set out in Schedule 11 (Form of Additional Tranche Notice) specifying:

(i)	the Issue Date of such Class of Promissory Certificates;

(ii)	the relevant Class;

(iii)	the applicable Interest Rate; and

(iv)	the principal amount and currency (which must be an Eligible Currency) of such Promissory Certificates.

(b)	A separate Additional Tranche Notice must be delivered for each Class of Promissory Certificates.

(c)

Nothing in this Clause 3.3 (Additional Tranche Notice) nor any other provision of this Agreement (but subject to Clause 3.5 (Undertaking to Subscribe—Additional Subscriptions)) shall oblige any Holder and/or any Third Party Subscriber (as the case may be) to subscribe for any Additional Tranches of Promissory Certificates.

(d)

No consent to the issuance of any Promissory Certificates after the Initial Closing Date shall be required from the Holders provided on the applicable Issue Date no Default is continuing or would result from the proposed Promissory Certificates being issued.

(e)

On or before issuance of any Additional Tranche of Promissory Certificates (or any sub-tranche of a Class), Schedule 1 (The Original Parties) shall be updated by the Registrar to include the details of such Additional Tranche and/or sub-tranche. Accordingly, the Registrar shall provide the Parties with a copy of the updated Schedule 1 as soon as reasonably practicable following any update.

3.4	Undertaking to Issue – Additional Subscriptions

Each of the Company and the Guarantor undertake to the Subscriber of any Additional Tranche that, subject to and in accordance with the terms and conditions of this Agreement, Promissory Certificates in the principal amount specified opposite the Subscriber’s name in Part I of Schedule 1 will be issued to the relevant Subscriber on the relevant Closing Date, in accordance with the provisions of this Agreement.

3.5	Undertaking to Subscribe – Additional Subscriptions

(a)

Each Subscriber undertakes to the Company and the Guarantor that, subject to and in accordance with the terms and conditions of this Agreement, it will subscribe for the relevant Class of Promissory Certificates in the principal amount and Class specified opposite such Subscriber’s name in Part I of Schedule 1 on the relevant Closing Date.

(b)

If a Holder or Third Party Subscriber (as the case may be) (a “Non-Performing Subscriber”) has failed to subscribe for a Certificate Issue in accordance with Clause 3.5(a) (Undertaking to Subscribe – Additional Subscriptions), the Company shall notify the other Holders and Third Party Subscribers (as the case may be) that are not Non-Performing Subscribers (a “Performing Subscriber”).

(c)

Any Performing Subscriber may notify the Company that it wishes to subscribe for a Certificate Issue in lieu of the Non-Performing Subscriber and, upon such notice, the Performing Subscriber shall be required to subscribe for a Certificate Issue within two Business Days of such notice and the Non-Performing Subscriber shall have no obligation (or right) to subscribe for such Certificate Issue. If more than one Performing Subscriber notifies the Company that it wishes to subscribe for a Certificate Issue pursuant to the foregoing, such Certificate Issue shall be subscribed for by the Performing Subscriber whose notification was received first by the Company.

(d)

Subject to Clause 3.5(b) (Undertaking to Subscribe – Additional Subscriptions), if any Performing Subscriber(s) does not notify the Company that it wishes to subscribe for a Certificate Issue in lieu of the Non-Performing Subscriber as set out in Clause 3.5(b) (Undertaking to Subscribe – Additional Subscriptions), then the Company may issue any unsubscribed Promissory Certificates to any other Third Party Subscriber.

(e)	No issuance of Promissory Certificates shall be made to any Third Party Subscriber, unless that person first enters into a Deed of Adherence and a Secured Party Accession Undertaking.

(f)

The Registrar shall not register a Third Party Subscriber as the Holder of any Promissory Certificates unless such Third Party Subscriber has executed a Deed of Adherence and a Secured Party Accession Undertaking.

(g)

Where a Third Party Subscriber has executed a Deed of Adherence and a Secured Party Accession Undertaking pursuant to Clause 3.5(f) (Undertaking to Subscribe – Additional Subscriptions) above and such Deed of Adherence and Secured Party Accession Undertaking have each been countersigned by the Registrar and the Collateral Agent (respectively), such Third Party Subscriber shall become a Party to this Agreement and the Collateral Agent Appointment Deed and be entitled to the benefit of (and subject to the obligations of) the continuing provisions of this Agreement and the Collateral Agent Appointment Deed and shall be classified as a Holder from such date.

3.6	Holders’ rights and obligations

(a)

The obligations of each Holder under the Finance Documents are several. Failure by a Holder to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Holder is responsible for the obligations of any other Holder under the Finance Documents.

(b)

The rights of each Holder under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Holder from an Obligor is a separate and independent debt in respect of which a Holder shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Holder include any debt owing to that Holder under the Finance Documents and, for the avoidance of doubt, the outstanding principal amount of any Promissory Certificate held by a Holder or any other amount owed by an Obligor which relates to that Promissory Certificate or that Holder’s role under a Finance Document is a debt owing to that Holder by that Obligor.

(c)	A Holder may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents

4.	SECURITY

4.1	Security and guarantees

(a)

Subject to the Original Subscribers complying with their obligations to subscribe for Tranche A-1 Promissory Certificates pursuant to Clause 3.2 (Undertaking to Subscribe – Original Subscribers), and upon such conditions being satisfied, the Company’s obligations in respect of the Promissory Certificates shall be secured by the Transaction Security and guaranteed by the Guarantor in accordance with Clause 16 (Guarantee and Indemnity).

(b)

Subject to becoming a Holder pursuant to Clause 22 (Changes to the Holders) or Clause 3.3(e) (Undertaking to Subscribe—Additional Subscriptions) of this Agreement, and upon such conditions contained therein being satisfied, the Company’s obligations in respect of the Promissory Certificates held by such Holder shall be secured by the Transaction Security and guaranteed by the Guarantor in accordance with Clause 16 (Guarantee and Indemnity).

5.	CLOSING

5.1	Initial Closing

(a)	The Initial Closing shall occur at such time as agreed between the Parties on the Initial Closing Date.

(b)

Each Original Subscriber shall, subject to the terms of the Finance Documents, make its subscription payment for the relevant Class of Promissory Certificates to be subscribed for by it to the Company (or as directed by the Company) no later than noon on the Initial Closing Date.

(c)

At the Initial Closing, the Company will deliver to each Original Subscriber, the Promissory Certificates (in respect of the relevant Class of Promissory Certificates) to be subscribed for by it in the form of a single Promissory Certificate Voucher dated the Initial Closing Date and registered in the Register in the Original Subscriber’s name, against payment by it to the Company of its order of the principal amount specified opposite the Original Subscriber’s name in Part I of Schedule 1 (The Original Parties).

(d)	If, at the Initial Closing:

(i)	the Company fails to issue a Promissory Certificate to an Original Subscriber in accordance with this Clause 5 (Closing); or

(ii)

any of the conditions precedent specified in Clause 5.3 (Conditions Precedent to Initial Closing) have not been fulfilled to the Original Subscriber’s satisfaction, or waived by the Original Subscriber, such Original Subscriber shall, at its election, be relieved of all further obligations under this Agreement.

(e)	An election by the Original Subscriber under paragraph (d) above shall not operate as a waiver of any rights which the Original Subscriber may have by reason of such failure or such non-fulfilment.

5.2	Subsequent Closings

(a)	Each Closing after the Initial Closing shall occur at such time as agreed between the relevant parties to such subsequent closing on the relevant Closing Date.

(b)

Each Subscriber shall, subject to the terms of the Finance Documents, make its subscription payment for the relevant Class of Promissory Certificates to be subscribed for by it to the Company (or as directed by the Company) no later than noon on the Closing Date.

(c)

At the relevant Closing, the Company will deliver to each relevant Subscriber the Promissory Certificates (in respect of the relevant Class of Promissory Certificates) to be subscribed for by such Subscriber in the form of a single Promissory Certificate Voucher dated the relevant Closing Date and registered in the Register in such Subscriber’s name, against payment by such Subscriber to the Company of the principal amount specified in Part II of Schedule 1.

(d)	If, at the relevant Closing:

(i)	the Company fails to issue a Promissory Certificate to any Subscriber in accordance with this Clause 5 (Closing); or

(ii)

any of the conditions precedent specified in Clause 5.4 (Conditions precedent to subsequent Closings) have not been fulfilled to each relevant Subscriber’s satisfaction, or waived by each applicable Subscriber, such Subscriber shall, at its election, be relieved of all further obligations under this Agreement.

(e)	An election by a Subscriber under paragraph (d) above shall not operate as a waiver of any rights which such Subscriber may have by reason of such failure or such non-fulfilment.

5.3	Conditions precedent to the Initial Closing

(a)	An Original Subscriber will only be obliged to subscribe for the Promissory Certificates to be issued on the Initial Closing Date if:

(i)

prior to or at the Initial Closing, the Original Subscriber has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to it (or has waived the requirement to receive any such documents or other evidence);

(ii)	on the Initial Closing Date, no Default is continuing or would result from the issue of the Promissory Certificates; and

(iii)	on the Initial Closing Date, the representations to be made by each Obligor pursuant to Clause 17 (Representations) are true in all material respects.

(b)	Each Original Subscriber shall notify the Company promptly upon receipt of all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to it.

5.4	Conditions precedent to subsequent Closings

(a)	A relevant Subscriber will only be obliged to subscribe for any Additional Tranches of Promissory Certificates in respect of any Closing after the Initial Closing if:

(i)	on the relevant Closing Date, no Default is continuing or would result from the issue of the Promissory Certificates;

(ii)	on the relevant Closing Date, the representations to be made by each Obligor pursuant to Clause 17 (Representations) are true in all material respects;

(iii)

the relevant Subscriber (if not already a Holder) has acceded to this Agreement and the Collateral Agent Appointment Deed as a Holder in accordance with Clause 3.5 (Undertaking to Subscribe –Additional Subscriptions); and

(iv)

Part II of Schedule 1 has been duly updated by the Registrar with details of the Promissory Certificates to be subscribed for by the relevant Subscriber on the relevant Closing Date in accordance with this Agreement.

SECTION 3

REGISTRATION AND TITLE

6.	REGISTER AND TITLE

6.1	Appointment of Registrar

The Company hereby appoints the Registrar to act as registrar in respect of the Promissory Certificates, in accordance with the provisions set forth in this Clause 6 (Register and Title) and Schedule 10 (Regulations Concerning Transfers and Registration of the Promissory Certificate).

6.2	Registration of Promissory Certificates

(a)

The Registrar, or such other third party registrar as appointed by the Company and the Holders, shall maintain, at its registered office, a Register in respect of the Promissory Certificates in accordance with the regulations in Schedule 10 (Regulations Concerning Transfers and Registration of the Promissory Certificates).

(b)	A Promissory Certificate Voucher will be issued to each Holder in respect of its registered holding.

(c)	Each Promissory Certificate Voucher will be numbered serially with an identifying number which will be recorded in the Register by the Registrar.

(d)

When subscribing for or acquiring a Promissory Certificate, a Holder shall advise the Company and the Registrar if it is part of an Affiliated Holder Group and the Company shall record the details of any affiliation and the relevant Voting Representative (if applicable) in the Register.

(e)	The Registrar shall ensure that the Register and any entire counterpart thereof is kept and maintained at all times outside of the United Kingdom.

6.3	Title

The Holder of each Promissory Certificate shall (except as otherwise required by law) be treated as the absolute owner of such Promissory Certificate for all purposes (whether or not it is overdue and regardless of any notice of any previous loss or theft of such Promissory Certificate Voucher) and no person shall be liable for so treating such Holder.

6.4	Registration and delivery of Promissory Certificates

Within ten Business Days of the surrender of a Promissory Certificate Voucher in accordance with Clause 22.1 (Transfer of Promissory Certificates), the Registrar will register the transfer in question and deliver, at the New Holder’s expense (except as provided below), a new Promissory Certificate Voucher issued and executed by the Company of a like principal amount to the Promissory Certificates transferred to each relevant Holder to the address specified for the purpose by such relevant Holder and, if applicable, a new Promissory Certificate Voucher to the Existing Holder in accordance with paragraph (c) of Clause 22.1 (Transfer of Promissory Certificates).

6.5	Regulations concerning transfers and registration

All transfers of Promissory Certificates and entries on the Register are subject to the detailed regulations concerning the transfer and registration of Promissory Certificates set out in Clause 22 (Changes to Holders), and Schedule 10 (Regulations Concerning Transfers and Registration of the Promissory Certificates).

6.6	Replacement of Promissory Certificates

Promptly following receipt by the Company at its registered office of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Promissory Certificate, and:

(a)	in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to it; or

(b)	in the case of mutilation, upon surrender and cancellation of such Promissory Certificate,

the Company shall, at the expense of the Holder, execute and deliver, a replacement Promissory Certificate.

6.7	Resignation of the Registrar

(a)	The Registrar may resign and appoint one of its Affiliates as successor by giving prior written notice to the Holders and the Company.

(b)

Alternatively, the Registrar may resign by giving 30 days’ written notice to the Holders and the Company, in which case the Majority Holders may (following consultation with the Company) appoint a successor Registrar (“Successor Registrar”).

(c)

If the Majority Holders have not appointed a Successor Registrar in accordance with paragraph (b) above within 20 days after the notice of resignation was given, the retiring Registrar (after consultation with the Company) may appoint a Successor Registrar or may petition any court of competent jurisdiction for the appointment of a successor.

(d)

The retiring Registrar shall make available to the Successor Registrar such documents and records and provide such assistance as the Successor Registrar may reasonably request for the purposes of performing its functions as Registrar under the Finance Documents. The Company shall, within five Business Days of demand, reimburse the retiring Registrar for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Registrar’s resignation notice shall only take effect upon:

(i)	the appointment of a Successor Registrar; and

(ii)	the transfer of all the records regarding the Promissory Certificates to such Successor Registrar.

(f)

Upon the appointment of a Successor Registrar, the retiring Registrar shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 6.7 (Resignation of the Registrar) and any other provision which by its terms survives the resignation or removal of the Registrar (and any Registrar fees for the account of the retiring Registrar shall cease to accrue from (and shall be payable on) that date). Any Successor Registrar and each of the other parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original party.

(g)	The Majority Holders may, by notice to the Registrar, require it to resign in accordance with paragraph (b) above. In this event, the Registrar shall resign in accordance with paragraph (b) above.

6.8	Registrar Indemnity

(a)

The Company shall indemnify the Registrar and its officers, directors, employees, representatives and agents (the “Indemnified Persons”) against any loss, liability, cost, claim, action, damages, demand or expense (including, but not limited to, all reasonable costs, charges, properly and reasonably incurred legal or other fees and expenses paid or incurred in disputing or defending any of the foregoing) which any Indemnified Person may incur or which may be made against an Indemnified Person arising out of or in connection with its appointment or exercise of its functions under this Agreement, except as may result from such Indemnified Person’s fraud, willful misconduct or gross negligence as determined by a final non appealable judgement issued by a court of competent jurisdiction.

(b)

The Company shall, within ten Business Days of demand, pay the Registrar the amount of all costs and expenses (including legal fees) reasonably incurred by the Registrar in connection with the negotiation, preparation, execution, administration, performance, amendment or enforcement of this Agreement and the other Finance Documents.

(c)	The provisions of this Clause 6.8 (Registrar Indemnity) shall survive the termination of this Agreement, the payment of the Secured Obligations and the resignation or removal of the Registrar.

6.9	Registrar Limitation of Liability

(a)

Notwithstanding anything herein contained, the Registrar shall not be liable to any person for any matter or thing done or omitted in any way in connection with this Agreement and the Promissory Certificates, save in relation to its own fraud, gross negligence or wilful misconduct as determined by a final non appealable judgement issued by a court of competent jurisdiction.

(b)

The privileges and protections of the Collateral Agent, as set forth in the Collateral Agent Appointment Deed, shall apply to the Registrar in this Agreement, mutatis mutandis, as if the same were fully and specifically set forth herein with respect to the Registrar.

(c)	In no event shall the Registrar be responsible or liable for monitoring or confirming whether any New Holder is an Eligible Purchaser or a Restricted Purchaser.

SECTION 4

REDEMPTION AND CANCELLATION

7.	REDEMPTION

7.1	Scheduled redemption

Unless previously redeemed, converted or cancelled, the Promissory Certificates will be redeemed at their principal amount in accordance with Clause 7.8 (Company Ordinary Quarterly Debt Service) and by no later than the Maturity Date.

7.2	Redemption at the option of Holders due to Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Holder to hold any of the Promissory Certificates or it becomes unlawful for any Affiliate of a Holder for that Holder to do so:

(a)	that Holder shall promptly notify the Company, in writing, upon becoming aware of that event, with reasonable details regarding the nature of such illegality; and

(b)

to the extent that the Holder’s Promissory Certificates have not been transferred pursuant to this Agreement (such transfer to be treated as if it were a transfer in accordance with Clause 22.1(d) (Transfer of Promissory Certificates) and as if an Event of Default had occurred that is continuing), the Company shall redeem the Promissory Certificates held by that Holder on the Payment Date occurring after the Holder has notified the Company or, if earlier, the date specified by the Holder in the notice delivered to the Company (being no earlier than the last day of any applicable grace period permitted by law) at a price equal to:

(i)

for the period between the Initial Closing Date and on or before the fourth anniversary of the Initial Closing Date, 100 per cent of the principal amount of the Holder’s Promissory Certificates, together with interest accrued to such date; or

(ii)	for any redemption due after the fourth anniversary, the fair market value of the Holder’s Promissory Certificates,

and which payment shall be payable within 30 calendar days of the Company being notified of such illegality event.

(c)	For the purposes of Clause 7.2(b)(ii) (Redemption at the option of Holders due to Illegality), the fair market value of the Holder’s Promissory Certificates shall be calculated as follows:

(i)

the Company shall obtain an independent valuation of the fair market value of the Holder’s Promissory Certificates from Duff & Phelps (or such successor entity thereto) (the “Calculation Agent”) whose fees and expenses, if any, shall be shared equally between the Company and the relevant Holder;

(ii)

in the event that the Calculation Agent is unable to undertake such valuation, the Holder and the Company shall jointly select (acting promptly and reasonably) another independent valuation firm (the “Substitute Calculation Agent”) to undertake the valuation of the fair market value of the Holder’s Promissory Certificates. The Substitute Calculation Agent’s fees and expenses, if any, shall be shared equally between the Company and the relevant Holder; or

(iii)

if the Holder and the Company are unable to agree on a Substitute Calculation Agent, the Company and the Holder shall each elect an independent valuation firm, each of whom shall prepare a valuation, with the average of such valuations being binding on the Company and the Holder. The fees and expenses, if any, of each independent valuation firm shall be paid by the relevant party appointing such independent valuation firm.

7.3	Redemption following Change of Control or IPO

(a)	If a Change of Control or IPO occurs, the Company shall promptly notify the Holders in writing.

(b)

The Company shall within ten Business Days of a Change of Control having occurred other than pursuant to a Permitted Equity Sale or Permitted Asset Sale, redeem each Promissory Certificate held by such Holder at a price equal to 100 per cent. of its principal amount together with interest accrued to such date and any Prepayment Fee, provided that each Holder shall confirm to the Company, within 10 Business Days of receipt of such notice of a Change of Control provided by or on behalf of the Company in accordance with Clause 7.3(a) (Redemption following Change of Control or IPO) above, whether such Holder elects not to have its Promissory Certificates redeemed in accordance with this Clause 7.3(b) (Redemption following Change of Control or IPO).

7.4	Redemption following Permitted Asset Sale

In the event that a Permitted Asset Sale occurs and Permitted Asset Sale Proceeds are not re-invested in a similar replacement asset or assets within twelve (12) calendar months of the relevant asset sale, the Company shall notify the Holders in writing and the Permitted Asset Sale Proceeds shall be distributed to the Holders by or on behalf of the Company as a redemption at the option of the Company in accordance with Clause 7.5 (Redemption at the option of the Company) below.

7.5	Redemption at the option of the Company

(a)

The Company may redeem the Promissory Certificates (in any Class), in whole or in part only (each, a “Call Settlement Date”) at a price equal to 100 per cent. of their principal amount together with any Prepayment Fee and accrued and unpaid interest to such date by giving not less than 10 Business Days’ notice to the Holders.

(b)

Each such notice shall specify the date, the amount of such prepayment and the Class(es), Tranche(s) (if applicable) of Promissory Certificates to be repaid. Each prepayment of a Promissory Certificate shall be applied pro-rata in respect of the relevant Class being prepaid.

(c)

Notwithstanding the forgoing, if the purpose of redemption made pursuant to this Clause 7.5 (Redemption at the option of the Company) is payment of the Principal Payment Amount the Company shall only be required to give the Holders not less than three Business Days’ notice of any such payment and redemption.

7.6	Partial redemption

(a)

If any Promissory Certificates (in any Class) are redeemed in part in accordance with Clause 7.4 (Redemption at the option of the Company), each relevant Promissory Certificate (in respect of the relevant Class) shall be redeemed in part in the proportion which the aggregate principal amount of the outstanding Promissory Certificates (in respect of the relevant Class) to be redeemed on the relevant Call Settlement Date bears to the aggregate principal amount of outstanding Promissory Certificates (in respect of the relevant Class) on such date together with interest accrued to such date and any Prepayment Fee.

(b)

Notwithstanding the forgoing, if the purpose of redemption made pursuant to this Clause 7.6 (Partial redemption) is payment of the Principal Payment Amount, no Prepayment Fee shall be due or payable in relation to the first five such redemptions made by or on the instruction of the Company from the Initial Closing Date. Any redemption made after the fifth redemption made in respect of the Principal Payment Amount shall attract a Prepayment Fee.

(c)

On a partial redemption of any Promissory Certificates (in any Class), the Registrar will note on the Register a memorandum of the amount and date of any redemption in part in respect of each relevant Promissory Certificate (in respect of the relevant Class).

7.7	Redemption due to indemnification claims

(a)

If any Holder claims indemnification from the Company under Clause 11.3 (Tax indemnity) or Clause 12.1 (Increased Costs), the Company may, whilst the circumstances giving rise to the requirement for that indemnification continues, give that Holder notice of redemption of the Promissory Certificates held by such Holder.

(b)

On the Payment Date occurring after the Company has given notice of redemption under paragraph (a) above, the Company shall redeem the Promissory Certificates held by that Holder at a price equal to 100 per cent. of their principal amount together with interest accrued to such date. Any such redemption shall not be subject to any Prepayment Fee.

7.8	Company Ordinary Quarterly Debt Service

Each Finance Party, as applicable, shall be paid by or on behalf of the Company by wire transfer to such account as designated by the relevant Finance Party, the following amounts on the relevant Payment Date as follows:

(a)

Interest for any Class of Promissory Certificates due and payable in respect of such Payment Date, with such amounts to be applied to the Promissory Certificates of each Holder of record on such Payment Date in the relevant Class on a pro rata and pari passu basis; and

(b)	an amount equal to any fees, expenses, indemnities or other amounts due but unpaid under the Finance Documents; and

(c)

an amount equal to such amount as may be required to be credited to the Debt Service Reserve Account to maintain the Minimum Required Balance in accordance with Clause 20.11 (Debt Service Reserve Account); and

(d)

if applicable, principal repayments, if any (including but not limited to a payment of the Principal Payment Amount), with such amounts to be applied in redemption of the Promissory Certificates of each Holder of record on such Payment Date in the relevant Class on a pro rata and pari passu basis in accordance with Clause 7.5 (Redemption at the option of the Company).

7.9	No other redemption

The Company shall not be entitled to redeem the Promissory Certificates otherwise than in accordance with this Clause 7 (Redemption).

7.10	Redemption amount

Any redemption under this Agreement shall be made together with accrued interest on the amount redeemed and, subject to any Prepayment Fee due and payable, without premium or penalty.

7.11	Application of Redemption Amounts

Any amounts to be applied in redemption of Promissory Certificates (other than a redemption under Clause 7.2 (Redemption at the option of Holders due to Illegality) and Clause 7.7 (Redemption due to indemnification claims)) shall be applied across all Promissory Certificates on a pro rata basis, and pro rata to each Holder’s holding of such Promissory Certificates.

8.	CANCELLATION

Any Promissory Certificate which is redeemed or any Promissory Certificate which is purchased and surrendered for cancellation by the Company or any of its Affiliates shall be cancelled and may not be reissued or resold.

SECTION 5

INTEREST

9.	INTEREST

9.1	Calculation of interest

The rate of interest applicable to the relevant Class of Promissory Certificates for each Interest Period is the percentage rate which is the aggregate of the applicable Interest (as applicable in respect of the relevant Class) as noted in Schedule 1 (The Original Parties) and as notified to the Holders pursuant to Clause 9.4 (Notification of rates of interest).

9.2	Interest accrual

(a)	Subject to Clause 27.3 (Business Days), the Company shall pay accrued Interest on the Promissory Certificates on the Outstanding Balance in cash on each Payment Date.

(b)

Each Promissory Certificate will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused or otherwise not made in full, in which case it will continue to bear interest in accordance with this Clause 9.2 (Interest accrual) (both before and after judgment) until the day on which all sums due in respect of such Promissory Certificate up to that day are received by or on behalf of the relevant Holder.

9.3	Default Interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on each Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is 1 per cent. per annum higher than the rate of interest then applicable to the Promissory Certificates. Any interest accruing under this Clause 9.3 (Default Interest) to a Holder shall be immediately payable by the relevant Obligor on demand by the relevant Holder.

(b)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4	Notification of rates of interest

(a)

A notice shall be provided to the Registrar and the Holders by or on behalf of the Company setting out the determination of a rate of interest under this Agreement (such rate of interest as set forth in Schedule 1 (The Original Parties)) 5 Business Days prior to the relevant Payment Date and which notice will set out the interest due to be paid for the relevant Interest Period and the applicable Payment Date.

(b)

The Registrar shall be responsible for and shall keep the contents of Schedule 1 (The Original Parties) updated and will provide a copy of the updated Schedule 1 (The Original Parties) to the Holders on each Quarter Date.

10.	INTEREST PERIODS

In relation to the Promissory Certificates, an Interest Period is each period beginning on (and including) the Initial Closing Date or any Payment Date and ending on (but excluding) the next Payment Date.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

11.	TAX GROSS UP AND INDEMNITIES

11.1	Definitions

(a)	In this Agreement:

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Holder or required to be withheld or deducted from a payment to a Holder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Holder being organized under the laws of, or having its principal office or, in the case of any Holder, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in a Promissory Certificate pursuant to a law in effect on the date on which (i) such Holder acquires such interest in the Promissory Certificate or (ii) such Holder changes its lending office, except in each case to the extent that, pursuant to this Clause 11 (Tax Gross Up And Indemnities), amounts with respect to such Taxes were payable either to such Holder’s assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its lending office, (c) Taxes attributable to such Holder’s failure to comply with Clause 11.2(e) (Tax gross-up), and (d) any withholding Taxes imposed under FATCA.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Finance Document.

“Other Connection Taxes” means, with respect to any Holder, Taxes imposed as a result of a present or former connection between such Holder and the jurisdiction imposing such Tax (other than connections arising from such Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Promissory Certificate or Finance Document).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

(b)

Unless a contrary indication appears, in this Clause 11 (Tax Gross Up And Indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

If a Tax Deduction is required by law to be made by an Obligor or applicable withholding agent under any Finance Document and the Tax is an Indemnified Tax, the amount of the payment due from the relevant Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction of an Indemnified Tax had been required.

(c)

If an Obligor or applicable withholding agent is required to make a Tax Deduction, that Obligor or applicable withholding agent shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

As soon as practicable after making a Tax Deduction or any payment required in connection with that Tax Deduction, the Company (or applicable withholding agent) shall deliver to the Holder entitled to the payment evidence reasonably satisfactory to that Holder that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(e)

(i)

Any Holder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Holder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B) and (ii)(D) of this Clause) shall not be required if in the Holder’s reasonable judgment such completion, execution or submission would subject such Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Holder.

(ii)	Without limiting the generality of the foregoing,

(A)

any Holder that is a U.S. person as defined in Section 7701(a)(30) of the Code (a “U.S. Person”) shall deliver to the Company on or about the date on which such Holder becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), copies of an executed IRS Form W-9 certifying that such Holder is exempt from U.S. federal backup withholding tax;

(B)

any Holder that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Finance Document, copies of an executed IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Finance Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	copies of an executed IRS Form W-8ECI;

(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of an executed IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)

to the extent a Foreign Lender is not the beneficial owner, copies of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS

Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), copies of an executed version of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made; and

(D)

each Holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with their obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.

11.3	Tax indemnity

(a)

The Company shall (within ten Business Days of written demand by a Holder) pay to that Holder an amount equal to any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Clause 11.3(a) (Tax indemnity)) payable or paid by such Holder or required to be withheld or deducted from a payment to such Holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority.

(b)

A Holder making, or intending to make a claim under paragraph (a) above shall promptly notify the Company of the event which will give, or has given, rise to the claim. A certificate as to the amount of such payment or liability delivered to the Company by a Holder shall be conclusive absent manifest error.

(c)	A Holder shall, on receiving a payment from the Company under this Clause 11.3 (Tax indemnity), notify the other Holders.

11.4	Treatment of Certain Refunds

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Clause 11 (Tax Gross Up and Indemnities) (including by the payment of additional amounts pursuant to this Clause), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Clause with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.

11.5	Stamp taxes

The Company shall pay and, within five Business Days of demand, indemnify each Holder against any cost, loss or liability that Holder incurs in relation to all stamp duty, registration, court or documentary, intangible, recording, filing and other similar Taxes payable that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Finance Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

12.	INCREASED COSTS

12.1	Increased Costs
(a)

Subject to Clause 12.3 (Exceptions) the Company shall, within five Business Days of a demand by a Holder, pay for the account of that Holder the amount of any Increased Costs incurred by that Holder or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Promissory Certificates or on a Holder’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Holder or any of its Affiliates to the extent that it is attributable to that Holder holding the Promissory Certificates or performing its obligations under any Finance Document.

12.2	Increased cost claims

(a)	A Holder intending to make a claim pursuant to Clause 12.1 (Increased Costs) shall notify the Company of the event giving rise to the claim.

(b)	Each Holder shall, as soon as practicable after a demand by the Company, provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

(a)	Clause 12.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	an Indemnified Tax or Taxes described in limbs (b) through to (d) of the definition of Excluded Tax;

(iii)	an Other Connection Tax that is imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes; or

(iv)	attributable to the wilful breach by the relevant Holder or its Affiliates of any law or regulation.

(b)	In this Clause 12.3 (Exceptions), a reference to a “Tax Deduction” has the same meaning given to that term in Clause 11.1 (Definitions).

13.	OTHER INDEMNITIES

13.1	Currency indemnity
(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Holder to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within 10 Business Days of demand, indemnify each Holder and (if applicable) each Subscriber against any cost, loss or liability incurred by that Holder or (as applicable) that Subscriber as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing among the Holders);

(c)

funding, or making arrangements to fund, its subscription for the Promissory Certificates but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Holder alone); or

(d)	the Promissory Certificates (or part of the Promissory Certificates) not being redeemed in accordance with a notice of redemption given by or on behalf of the Company.

13.3	Indemnity to the Subscribers and the Holders

The Company shall, within 10 Business Days of demand, indemnify each Holder and each Subscriber against any cost, loss or liability incurred by any Holder and/or any Subscriber (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

13.4	Exclusions

Clause 13 (Other Indemnities) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

14.	MITIGATION BY THE HOLDERS

14.1	Mitigation

(a)

Each Holder shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Clause 7.2 (Redemption at the option of Holders due to Illegality), Clause 11 (Tax Gross Up and Indemnities) or Clause 12 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Promissory Certificates and Finance Documents to another Affiliate or Specified Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2	Limitation of liability
(a)

The Company shall, within 10 Business Days of demand, indemnify each Holder for all costs and expenses reasonably incurred by that Holder as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Holder is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Holder (acting reasonably), to do so might be prejudicial to it.

15.	COSTS AND EXPENSES

15.1	Transaction expenses

The Company shall, within 10 Business Days of demand, pay the Holders and the Subscribers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, registration and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

15.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 27.5 (Change of currency),

the Company shall, within ten Business Days of demand, reimburse each Holder for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement costs

The Company shall, within ten Business Days of demand, pay to each Holder the amount of all costs and expenses (including legal fees) actually and reasonably incurred by that Holder in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

16.	GUARANTEE AND INDEMNITY

16.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by the Company of all the Company’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever the Company does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Holder immediately on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 (Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 16 (Guarantee and indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

16.4	Waiver of defences

The obligations of the Guarantor under this Clause 16 (Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this Clause 16 (Guarantee and indemnity), would reduce, release or prejudice any of its obligations under this Clause 16 (Guarantee and indemnity) (without limitation and whether or not known to it or any Holder) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group or Obligor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of the maturity of the Promissory Certificates or any increase in the principal amount of the Promissory Certificates or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

16.5	Guarantor Intent

Without prejudice to the generality of Clause 16.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any increase in the principal amount of the Promissory Certificates for the purposes of or in connection with any of the following: business acquisitions of any nature, increasing working capital; enabling investor distributions to be made; carry out restructurings; refinancing the existing Promissory Certificates; refinancing any other indebtedness; any other variation or extension of the purposes for which the Promissory Certificates might be used from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

16.6	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 16 (Guarantee and indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Holder (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 16 (Guarantee and indemnity).

16.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Holders otherwise direct, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16 (Guarantee and indemnity):

(a)	to be indemnified by the Company;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Holders under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Holder;

(d)

to bring legal or other proceedings for an order requiring the Company to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against the Company; and/or

(f)	to claim or prove as a creditor of the Company in competition with any Holder.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Holders by the Company under or in connection with the Finance Documents to be repaid in full on trust for the Holders and shall promptly pay or transfer the same as the Holders may direct for application in accordance with Clause 27 (Payment Mechanics).

16.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Holder.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.	REPRESENTATIONS

Each Obligor (severally and not jointly) makes the representations and warranties set out in this Clause 17 (Representations) to each Finance Party (as and when applicable).

17.1	Status

(a)	It is a limited liability company, duly formed and validly existing under the law of its jurisdiction of formation.

(b)

It and each Security Provider has the power to own its assets and carry on its business as it is being conducted and is duly qualified under the laws of each jurisdiction where the conduct of its business requires or the performance of its obligations under the Promissory Certificates requires.

17.2	Binding obligations

Save as contemplated by the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party has been duly authorised, executed and delivered by it and are legal, valid, binding and enforceable obligations and each Transaction Security Document to which it is a party creates the security interests which it purports to create and those security interests are valid and effective.

17.3	Non-conflict with other obligations

The entry into and performance by each Obligor and each Security Provider, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to either Obligor or any Security Provider;

(b)	the Constitutional Documents of either Obligor or any Security Provider or those of any other member of the Group; or

(c)

any material agreement or material instrument binding upon either Obligor or any other member of the Group or any Security Provider or any of the Obligors’ or any other member of the Group’s or any Security Provider’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

17.4	Power and authority

Each Obligor and each Security Provider has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

17.6	Governing law and enforcement

(a)	The choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)	Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

17.7	Insolvency

(a)

No corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 21.6 (Insolvency proceedings) has been taken or, to the knowledge of an Obligor, threatened in relation to an Obligor or a Security Provider; and none of the circumstances described in Clause 21.5 (Insolvency) applies to an Obligor or a Security Provider.

(b)	Each of the Company and the Guarantor, on a consolidated basis with the members of the Group, is Solvent.

17.8	No filing or stamp taxes

Under the laws of any Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.9	No default
(a)

No Event of Default and, on the date of this Agreement and each Closing Date, no Default, is continuing or is reasonably likely to result from the issue of the Promissory Certificates or the entry into, the performance of, or any transaction contemplated by any Finance Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the forgoing, would constitute) a default under any other agreement or instrument which is binding on either Obligor or any Security Provider or to which either Obligor’s or any Security Provider’s assets are subject which has a Material Adverse Effect.

17.10	Financial statements

(a)

Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Original Subscribers in writing to the contrary before the date of this Agreement.

(b)

Its Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year and its results of operations during the relevant Financial Year (consolidated) unless expressly disclosed to the Original Subscribers in writing to the contrary before the date of this Agreement.

(c)

Its most recent financial statements delivered pursuant to Clause 18 (Information Undertakings) have been prepared in accordance with the Accounting Principles consistently applied (and as applied to the Original Financial Statements) and give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the Collection Period to which they relate.

(d)

The most recent Company In-Place Quarterly Rent Tape delivered as a condition precedent to the Initial Closing Date or attached to the most recent Compliance Certificate is true, complete and accurate in all material respects and was reviewed and approved by a senior officer of the Guarantor and no event or circumstance has arisen and no information has been intentionally omitted from the Company In-Place Quarterly Rent Tape and no information has been given or withheld that results in the information contained in the Company In-Place Quarterly Rent Tape being untrue and misleading in any material way, and the information in the Company In-Place Quarterly Rent Tape accurately represents the Annualised In-Place Rents and the Monthly Recurring Revenue (in each case, calculated in all respects in a manner consistent with this Agreement and, in the case of each Company In-Place Quarterly Rent Tape attached to a Compliance Certificate, consistent in all respects with the basis on which the Company In-Place Quarterly Rent Tape provided as a condition precedent to the Initial Closing Date was prepared) for the relevant month with respect to the underlying Property Assets and Contracts to which such Monthly Recurring Revenue and Annualised In-Place Rents shown in the Company In-Place Quarterly Rent Tape relate.

17.11	No misleading information

Save as disclosed in writing to the Original Subscribers prior to the date of this Agreement:

(a)

any factual information prepared by the Company or the Guarantor contained in the Data Room (taken as a whole) was true, complete and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given, provided that no such representation is made with respect to projections or forecasts and similar information;

(b)

any financial projection or forecast contained in the Data Room has been prepared on the basis of recent historical information and on the basis of assumptions the Company believes were reasonable (as at the date of the relevant report or document containing the projection or forecast) and arrived at after reasonable consideration;

(c)

all material information provided to a Finance Party or its advisers by or on behalf of the Company in connection with the Group on or before the date of this Agreement and not superseded before that date by other information so provided to that Finance Party or its advisers, as the case may be (taken as a whole), is true, complete and accurate in all material respects as at the date it was provided (or, if such information is dated as of an earlier date, then as of such earlier date) and is not misleading in any material respect and (as at the date such information is expressed to be given) were prepared in good faith based on assumptions that the Guarantor believed were reasonable;

(d)

all written information provided by any Obligor or any Security Provider (including, to the best of their knowledge and belief, their advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided (or, if such information is dated or expressed to be made as of an earlier date, then as of such earlier date) and is not misleading in any respect, provided that no such representation is made with respect to projections or forecasts and similar information except as expressly set out in paragraph (b) above;

17.12	Asset Tape, and Company In-Place Quarterly Rent Tape

(a)

The information in the Asset Tape and in the Company In-Place Quarterly Rent Tape most recently delivered under this Agreement is true, complete and accurate in all material respects as at the relevant date to which the Asset Tape and such Company In-Place Quarterly Rent Tape, as the case may be, were prepared and have been reviewed and approved by a senior officer of the Company.

(b)

No event or circumstance has arisen and no information has been intentionally omitted from the Asset Tape or Company In-Place Quarterly Rent Tape and no information has been given or withheld that results in the information contained in the Asset Tape or Company In- Place Quarterly Rent Tape being untrue or misleading in any material way.

(c)

The information in the Asset Tape or Company In-Place Quarterly Rent Tape (as applicable) accurately represents the Annualised In-Place Rents and the Monthly Recurring Revenue (in each case, calculated in all respects in a manner consistent with this Agreement and, in the case of each Company In-Place Quarterly Rent Tape, consistent in all respects with the basis on which the Asset Tape was prepared) for the relevant month with respect to the underlying Property Assets and Contracts to which such Monthly Recurring Revenue and Annualised In-Place Rents shown in the Asset Tape or Company In-Place Quarterly Rent Tape relate.

17.13	Taxation

(a)

Neither it nor any Security Provider is materially overdue in the filing of any material Tax returns and neither it, nor any Security Provider is overdue in the payment of any material amount in respect of Tax.

(b)	To the knowledge of the Obligors, no claims or investigations are being made or conducted against it with respect to material Taxes.

17.14	Ranking

(a)

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)

The Transaction Security has or will create the Security which it is expressed to create and shall have the ranking in priority which it is expressed to have in the Transaction Security Documents and is not subject to any prior ranking or pari passu ranking Security.

17.15	No proceedings

(a)

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, will have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries, which has not been disclosed to the Original Subscribers in writing to the contrary before the date of this Agreement.

(b)

No judgment or order of a court, arbitral body or agency which will have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries, which has not been disclosed to the Original Subscribers in writing to the contrary before the date of this Agreement.

17.16	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of an Obligor other than as permitted by this Agreement.

(b)	The Company has no Financial Indebtedness outstanding other than as permitted by this Agreement.

17.17	Holding Companies

The Company has not traded or incurred any liabilities or commitments (actual or contingent, present or future) other than as permitted by this Agreement.

17.18	Membership Interests

The membership interests of the Company which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The Constitutional Documents of the Company do not and could not restrict or inhibit any transfer of those membership interests on creation or enforcement of the Transaction Security. In respect of the membership interests of the Company which are subject to the Transaction Security, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any membership interest or loan capital of the Company (including any option or right of pre-emption or conversion).

17.19	Group Structure Chart

(a)

For the purposes of the representations given on the date of this Agreement, the date of the Initial Closing Date, the Group Structure Chart is true, complete and accurate in all material respects as at the date of this Agreement and as at the Initial Closing Date.

(b)	For the purposes of the Repeating Representations, the Group Structure Chart is true, complete and accurate in all material respects in relation to the members of the Group.

17.20	Accounting Reference Date

The Accounting Reference Date of the Guarantor and each member of the Group is 31 December.

17.21	Ownership of assets

Each Obligor and each other member of the Group has a good, valid and marketable title to, or valid leases or licences of, or other interests in, and all appropriate Authorisations to use, the Property Assets owned by it or the relevant member of the Group (as applicable) and any other assets necessary to carry on its business as presently conducted.

17.22	Legal and beneficial ownership

It is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

17.23	No breach of laws

It has not (and no member of the Group has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

17.24	Environmental laws

(a)

Each Obligor and Security Provider is in compliance with Clause 20.4 (Environmental compliance) and to the best of its knowledge and belief no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim is pending or (to the best of its knowledge and belief) is threatened in writing against any Obligor or Security Provider where that claim has or is reasonably likely, if determined against that Obligor or Security Provider, to have a Material Adverse Effect.

17.25	Private Offering by the Company

(a)

Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or subscription of the Promissory Certificates to the registration requirements of the Securities Act or to the registration, filing or qualification requirements of any securities or blue sky laws of any applicable jurisdiction.

(b)

Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would require the Company to publish a prospectus within the meaning of the Prospectus Regulation in respect of the issuance or sale of the Promissory Certificates.

17.26	Insurance

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances (which may be under a single policy of insurance covering multiple members of the Group and the Obligors) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business and all insurances must be with reputable independent insurance companies or underwriters.

17.27	Access

(a)

If an Event of Default is continuing each Obligor shall, and the Company shall ensure that each member of the Group will, (not more than twice in every Financial Year) permit accountants or other professional advisers and contractors appointed by the Majority Holders access at all reasonable times and on reasonable notice at the cost of that Obligor to:

(i)	the premises, assets, books, accounts and records of each Obligor and such member of the Group that relate to Property Assets; and

(ii)	meet and discuss matters with management of the Obligors and the Group,

at the cost of the Group, unless following such access it transpires that an Event of Default was not continuing, in which case the costs of such access shall be borne by the Lenders.

For the avoidance of doubt this Clause 17.27 (Access) shall not apply to an Unrestricted Subsidiary.

17.28	Pensions and ERISA

(a)	All Plans are funded and operated in compliance with all legal and contractual obligations.

(b)	No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which would reasonably be expected to have a Material Adverse Effect.

(c)	Except as would not reasonably be expected to have a Material Adverse Effect:

(i)	as of the last annual actuarial valuation date prior to the Closing Date, no Plan was in at-risk status (as defined in Section 430(i)(4) of the Internal Revenue Code); and

(ii)

since such annual actuarial valuation date, there has been no material adverse change in the funding status of any Plan that would reasonably be expected to cause such Plan to be in at-risk status (as defined in Section 430(i)(4) of the Internal Revenue Code).

(d)

Each Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and nothing has occurred since the date of such determination that would adversely affect such determination.

(e)

There is no litigation, arbitration, administrative proceeding or claim pending or threatened against or with respect to any Plan (other than routine claims for benefits) which has or, if adversely determined, would reasonably be expected to have, either singly or in the aggregate, a Material Adverse Effect.

(f)	Except as would not reasonably be expected to have a Material Adverse Effect:

(i)	no Obligor nor any ERISA Affiliate:

(A)	is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan or has incurred any such Withdrawal Liability that has not been satisfied in full; or

(B)

has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is, insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); and

(g)	no Multiemployer Plan is reasonably expected to be, insolvent or in “endangered” or “critical” status.

17.29	Sanctions

(a)

No Obligor or any of its respective Subsidiaries, any of its or their respective directors or officers or, to the Obligors’ best knowledge (after due and careful inquiry), any of such Obligor’s, its Subsidiaries’ employees, affiliates, agents or representatives:

(i)	is a Restricted Party;

(ii)	has been engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Restricted Party;

(iii)	is currently engaging in any transaction, activity or conduct that could result in a violation of applicable Sanctions;

(iv)	has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions; and/or

(v)	is acting on behalf of or at the direction of any Restricted Party in connection with the Promissory Certificates.

(b)	The issuance of the Promissory Certificates will not result in a violation of any Sanctions.

17.30	Anti-corruption law

Each member of the Group and the Guarantor has conducted, its businesses in compliance with applicable anticorruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

17.31	Investment Company Act

(a)

No Obligor and no member of the Group is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” (each as defined in the Investment Company Act of 1940, as amended).

(b)

Neither the issuance of the Promissory Certificates nor the application of the proceeds or redemption thereof by the Company, nor the consummation of the other transactions contemplated hereby, will violate any provision of such act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

17.32	Margin Stock

(a)	No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)

No part of the proceeds of an issuance of Promissory Certificates will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X.

(c)	The Transaction Security Documents do not violate Regulation T, U or X.

17.33	Times when representations made

(a)	All the representations and warranties in this Clause 17 (Representations) are made by each Obligor (where applicable) on the date of this Agreement and on each Closing Date, except that:

(i)

the representations and warranties set out in Clause 17.11 (No misleading information) which are deemed to be made by each Obligor (where applicable) with respect to the Data Room on the date of this Agreement; and

(ii)

the representations and warranties set out in Clause 17.12 (Asset Tape, Company In-Place Quarterly Rent Tape, Ownership Documents and Contracts) and 17.20 (Ownership of assets) are deemed to be made by each Obligor on the date of this Agreement, on each Closing Date, and on the date that the Asset Tape and each Company In-Place Quarterly Rent Tape is delivered in accordance with this Agreement.

(b)	The Repeating Representations are deemed to be made by each Obligor (as applicable) on each Closing Date and on each Payment Date.

(c)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. Each representation or warranty relating to information to be delivered or provided by any Obligor on any day shall be deemed to be expressed as of the date on which such information was delivered or provided, or if such information is expressed as of an earlier date, then such earlier date.

18.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 (Information Undertakings) are for the benefit of the Holders and shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents.

18.1	Financial statements

The Company shall procure that the Guarantor will supply to each Holder:

(a)	as soon as the same become available, but in any event within 150 days after the end of each of its Financial Years:

(i)	the audited financial statements (consolidated if applicable) of the Guarantor and each of its subsidiaries for that Financial Year; and

(ii)	the consolidated financial statements of the Company and each of its subsidiaries for that Financial Year,

(the “Annual Financial Statements”); and

(b)

by no later than the first Payment Date falling after the end of each Quarterly Period, the Company’s unaudited consolidated financial statements for the relevant Quarterly Period (the “Quarterly Financial Statements”).

18.2	Compliance Certificate

(a)	The Company shall supply to each Holder a Compliance Certificate with each set of Annual Financial Statements and Quarterly Financial Statements provided by the Company to the Holders.

(b)	The Compliance Certificate shall, amongst other things

(i)	set out (in reasonable detail):

(A)	computations as to compliance with Clause 19 (Financial covenants);

(B)	amounts and dates of any Permitted Distributions made by the Company;

(C)	the amount of Restricted Cash spent in that Collection Period;

(D)	the amount standing to the credit of the Debt Service Reserve Account as at the relevant Collection Period End Date;

(E)	calculations for the foreign currency adjustments;

(F)	confirmation of Cash Funded Equity as of the relevant Collection Period End Date; and

(ii)	attach the most recent Company In-Place Quarterly Rent Tape.

(c)	Each Compliance Certificate shall be signed by one of the senior officers of the Company.

18.3	Requirements as to financial statements

The Company shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) shall:

(i)	include a balance sheet, profit and loss account and cashflow statement, and, in the case of the Annual Financial Statements referred to by Clause 18.1(a)(i) (Financial statements), be audited;

(ii)

be certified by a senior officer of the Guarantor as giving a true and fair view of (in the case of Annual Financial Statements), or fairly representing (in other cases), its consolidated financial condition and operations as at the date as at which those financial statements were drawn up;

(iii)

be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, the Guarantor notifies the Holders that there has been a change in the Accounting Principles or the accounting practices and the Guarantor’s auditors (or, if appropriate, the auditors of the Obligor) deliver to the Holders:

(A)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Original Financial Statements were prepared; and

(B)

sufficient information, in form and substance as may be reasonably required by any Holder, to enable the Holders to determine whether Clause 19 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

18.4	Requirements as to Company In-Place Quarterly Rent Tape

Each Compliance Certificate delivered by or on behalf of the Company pursuant to Clause 18.2 (Compliance Certificate) shall include a confirmation that the most recent Company In-Place Quarterly Rent Tape attached to the Compliance Certificate is true, complete and accurate in all material respects and has been reviewed and approved by a senior officer of the Guarantor.

18.5	Year-end

No Obligor shall change its Accounting Reference Date without 10 days prior notice to the Holders.

18.6	Information: miscellaneous

(a)	The Company shall supply or procure that the Guarantor will supply to each Holder:

(i)

as soon as reasonably practicable following dispatch, copies of all documents dispatched by a member of the Group to its third party creditors (outside of the Group) (or any class of them) in respect of Financial Indebtedness, other than other than Financial Indebtedness of the type described in clause (i) of the definition thereof;

(ii)

as soon as reasonably practicable upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group or the Guarantor, and which might, if adversely determined, have a Material Adverse Effect;

(iii)

as soon as reasonably practicable upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor and have a Material Adverse Effect; and

(iv)	details of any disposal, compulsory purchase or blight or disturbance, lease prepayment or insurance or recovery claim in each case which is material and with respect to a member of the Group;

(v)

promptly, such information as the Collateral Agent may reasonably require about the charged property and compliance of the Obligors and Security Providers with the terms of any Transaction Security Documents;

(vi)

promptly upon receipt thereof, copies of any adverse notice or report regarding any Contract or Authorisation of any member of the Group that could reasonably be expected in the aggregate to have a Material Adverse Effect;

(vii)

promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the Company In-Place Quarterly Rent Tape, financial statements, budgets or other material provided by any Obligor under this Agreement and any changes to the senior management of the Group) as any Holder may reasonably request.

(b)

Following public announcement of the Company’s policy, the Company and the Holders shall use their best efforts to agree to relevant reporting by the Company with respect to material environmental, social and governance items.

18.7	Notification of default

(a)

Each Obligor shall notify the Finance Parties of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a reasonable request by any Holder, the Company shall supply to the Holders a certificate signed by one of its senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.8	“Know your customer” checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Holder of any of its rights and/or obligations under this Agreement to a party that is not a Holder prior to such assignment or transfer,

obliges any Finance Party (or, in the case of paragraph (c) above, any prospective new Subscriber or Holder) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by any Finance Party (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Holder or Subscriber) in order for such Finance Party or, in the case of the event described in paragraph (c) above, any prospective new Holder or Subscriber to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.	FINANCIAL COVENANTS

19.1	Financial condition

The Obligors shall ensure that:

(a)	Interest Coverage: Interest Coverage as at any Collection Period End Date shall not be less than 1.30:1.

(b)	Leverage: Leverage as at any Collection Period End Date shall not exceed 9.5:1.

(c)

Company Equity: as at each Collection Period End Date, the Cash Funded Equity in the Company constitutes not less than $150,000,000 (being at least €125,000,000 at the Initial Closing Date). For the avoidance of doubt, not less than $150,000,000 shall have been funded into the Company as of the Initial Closing Date; and

(d)

Guarantor Equity: as at each Collection Period End Date, the Cash Funded Equity in the Guarantor constitutes not less than $200,000,000. For the avoidance of doubt, not less than $200,000,000 shall have been funded into the Guarantor as of the Initial Closing Date.

19.2	Financial testing

(a)

The financial covenants set out in Clause 19.1 (Financial condition) shall be calculated in accordance with the Accounting Principles (as applied to the Original Financial Statements) and tested by reference to the Company In-Place Quarterly Rent Tape and each Compliance Certificate delivered pursuant to Clause 18.2 (Compliance Certificate).

(b)

For the avoidance of doubt, the Guarantor’s compliance with each of the covenants in Clause 19.1 (Financial condition) with respect to a Collection Period End Date shall be determined as at the earlier of (such date, the “Relevant Date”) (i) the date on which the relevant financial statements and Compliance Certificate are delivered in accordance with this Agreement, with respect to that Collection Period and (ii) the due date for delivery of such relevant financial statements and Compliance Certificate in accordance with the terms of this Agreement (and for the avoidance of doubt no Default or Event of Default can arise in connection with a breach of Clause 19.1 (Financial condition) until the Relevant Date has occurred and, furthermore, in the case of the circumstances described in paragraph (b)(ii) where the relevant financial statements and Compliance Certificate have not been delivered by the last date on which they are due, notwithstanding anything to the contrary in this Agreement an immediate Event of Default shall occur and be continuing).

20.	GENERAL UNDERTAKINGS

The undertakings in this Clause 20 (General Undertakings) are for the benefit of the Finance Parties and shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents.

20.1	Authorisations

(a)	Each Obligor shall (and shall procure that each Security Provider shall) as soon as reasonably practicable:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Holders of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to enable it to perform its obligations under the Finance Documents, to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document and to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(b)	Each Obligor shall (and shall procure that each Security Provider shall) promptly obtain, comply with and do all that is necessary to maintain in full force and effect its legal existence.

20.2	Taxation

Each Obligor shall (and the Obligors shall ensure that each other member of the Group will) pay and discharge all material Taxes imposed upon it within the time period allowed without incurring penalties unless and only to the extent that: (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered under this Agreement, and (c) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

20.3	Compliance with laws

Each Obligor shall (and the Obligors shall ensure that each other member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

20.4	Environmental compliance

(a)	Each Obligor shall (and the Company shall ensure that each Security Provider will):

(i)	comply with all Environmental Law; and

(ii)	obtain, maintain and ensure compliance with all requisite Environmental Permits,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

20.5	Environmental claims

Each Obligor shall (through the Company), promptly upon becoming aware of the same, inform the Holders in writing of:

(a)	any Environmental Claim against any Obligor or Security Provider which is current, pending or to the best of its knowledge and belief threatened in writing; and

(b)

any facts or circumstances of which it is aware (to the best of its knowledge and belief) which it believes (acting in good faith) are reasonably likely to result in any Environmental Claim being commenced or threatened against any Obligor or Security Provider, where the claim, if determined against that Obligor or Security Provider, has or is reasonably likely to have a Material Adverse Effect.

20.6	Negative pledge

No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security or Quasi-Security over any of its assets except for Permitted Security provided that this Clause 20.6 (Negative pledge) shall not apply to an Unrestricted Subsidiary.

20.7	Ordinary Course Disposals

(a)

As long as no Default has occurred and is continuing prior to, or would occur immediately after as a result of, an ordinary-course asset disposal (a “Disposal”) taken as a whole as at the next Collection Period End Date, no restrictions shall apply to any Disposal.

(b)

Notwithstanding Clause 20.7(a) above, in respect of a single Disposal that is comprised of In-Place Rents that exceeds more than 20 per cent. of the Annualised In-Place Rents as of the last Collection Period End Date, the Company shall, within five Business Days after such Disposal, confirm to the Holders whether such Disposal would cause an Obligor to no longer be in compliance with its obligations under Clause 19.1 (Financial condition) as at the next Collection Period End Date (taking into account any additional Monthly Recurring Revenue since the last Compliance Certificate was delivered).

(c)

If as a result of a Disposal, an Obligor is no longer in compliance with its obligations under Clause 19.1 (Financial condition), the Obligors shall not be permitted to make any Distributions until such time as the non-compliance is no longer continuing.

20.8	Preservation of Assets

Each Obligor shall (and the Company shall ensure that each Security Provider will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

20.9	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

20.10	Change of business

The Obligors shall procure that no substantial change is made to the general nature of the business of the Company or the Group (which, for the avoidance of doubt, in relation to the Company shall include any of the matters or business set forth in Clause 2.4 (Purpose of the Promissory Certificates) in this Agreement) from that carried on and as may be contemplated at the date of this Agreement.

20.11	Debt Service Reserve Account

(a)	The Company hereby agrees that:

(i)	it will not withdraw any amounts credited to the Debt Service Reserve Account except for the purposes of:

(A)	funding the payment of Interest under this Agreement; or

(B)	the payment of any principal amount of Promissory Certificate(s) due to be repaid on the Redemption Date or the Maturity Date or following an Event of Default;

(ii)

prior to making any withdrawal for the purposes set out in paragraph (i) above, the Company shall provide a certificate to the Holders confirming the amount of such withdrawal and reasonable details of the purpose of such withdrawal;

(iii)

it will ensure that the balance standing to the credit of the Debt Service Reserve Account is the greater or equal to the Minimum Required Balance (and, to the extent the balance at any time falls below the Minimum Required Balance as a result of any withdrawal made under paragraph (i) above, it will ensure that cash proceeds are paid into the Debt Service Reserve Account on or before the next Payment Date after the relevant withdrawal was made, in order that the Minimum Required Balance is maintained).

(b)	At any time, the Company may withdraw amounts standing to the credit of the Debt Service Reserve Account that are in excess of the Minimum Required Balance.

20.12	Account for Restricted Cash

The Company hereby agrees that it will not withdraw any amounts credited to the Account for Restricted Cash except for the purposes of:

(a)	funding the Debt Service Reserve Account;

(b)	funding Asset Acquisitions; and/or

(c)	the redemption of Promissory Certificates if required following a Permitted Asset Sale pursuant to Clause 7.4 (Redemption following Permitted Asset Sale),

provided that, for the purposes of paragraph (b) above, monies from the Account for Restricted Cash cannot be used for Asset Acquisitions if: (i) the Leverage exceeded 8.75:1 as of the last Payment Date; and (ii) will exceed 8.75:1 for the following Collection Period on a pro forma basis (after all payments under this Agreement, including depositing monies into the Account for Restricted Cash for the purposes of compliance with this provision).

Notwithstanding anything to the contrary in this Agreement, the Guarantor may deposit additional amounts of cash into the Account For Restricted Cash and/or Debt Service Reserve Account from time to time (any such amount being a “Deposit”). The Company may withdraw any such Deposit at any time provided no Default is continuing or might reasonably be expected to result from withdrawal of the Deposit.

20.13	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, no Obligor shall:

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

each, a “Distribution”.

(b)	Paragraph (a) above shall not apply to any Permitted Distribution.

20.14	Financial Indebtedness

The Company shall not incur or allow to remain outstanding any Financial Indebtedness except for Permitted Financial Indebtedness.

20.15	Membership Interest Pledge

The Guarantor shall ensure that 100% of the membership interest of the Company is subject to the Transaction Security at all times.

20.16	Arm’s length basis

No Obligor shall (and the Company shall ensure no other member of the Group shall) enter into any transaction with any person except on arm’s length terms and for not less than a fair value (or a value more favourable than a fair value to the relevant member of the Group), except for intra-Group loans that are permitted under this Agreement, for group services or administrative agreements and Permitted Distributions.

20.17	Sanctions

No Obligor shall (and the Company shall ensure that no Security Provider will):

(a)

contribute or otherwise make available all or any part of the proceeds of the Promissory Certificates, directly or indirectly, to, or for the benefit of, any individual or entity (whether or not related to the Guarantor or any member of the Group) for the purpose of financing the activities or business of, other transactions with, or investments in, any Restricted Party;

(b)	directly or indirectly fund all or part of any redemption of any Promissory Certificates out of proceeds derived from any transaction with or action involving a Restricted Party;

(c)	engage in any transaction, activity or conduct that would violate Sanctions applicable to it; or

(d)

engage in any transaction, activity or conduct that would cause any Subscriber or Holder to be in breach of any Sanctions or that could reasonably be expected to result in it or any other member of the Group or the Guarantor or any Holder or Subscriber being designated as a Restricted Party.

20.18	Further assurance

(a)

Each Obligor shall (and the Company shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as are necessary or desirable or as the Collateral Agent may reasonably request (and in such form as the Collateral Agent may reasonably require in favour of the Collateral Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Collateral Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Collateral Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall (and the Company shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Collateral Agent or the Finance Parties by or pursuant to the Finance Documents.

20.19	Anti-Corruption Law

(a)

No Obligor shall (and the Company shall ensure that no member of the Group will) directly or indirectly use the proceeds of the Promissory Certificates for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and the Company shall ensure that no member of the Group will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

20.20	Amendments

(a)

No Obligor shall (and each Obligor shall ensure that any Security Provider will not) amend, vary, novate, supplement, supersede, waive or terminate any term of a Finance Document or any other document delivered to the Original Subscribers pursuant to Clause 5.3 (Conditions precedent to the Initial Closing) except in writing:

(i)	in respect of the Finance Documents, in accordance with Clause 32 (Amendments and Waivers);

(ii)	prior to or on the Initial Closing Date, with the prior written consent of the Original Subscribers; or

(iii)

other than with respect to the Finance Documents, after the Initial Closing Date in a way which could not be reasonably expected materially and adversely to affect the interests of the Holders and subject to the terms of this Agreement.

(b)	The Company shall promptly supply to the Holders from time to time a copy of any document relating to any of the matters referred to in paragraphs (i) to (iii) above.

20.21	No restrictions on upstreaming cash

No Obligor shall, and shall procure that no member of the Group will, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of any of the members of the Group or the Company to pay dividends or other distributions with respect to its shares, to make or repay loans or advances to the Company, any other such member of the Group or the Guarantor, to guarantee Financial Indebtedness of the Company, any other such member of the Group or the Guarantor or to transfer any of its property or assets to the Company, any other such member of the Group or the Guarantor (unless such restrictions or conditions are imposed by law).

20.22	Conditions subsequent

Each Obligor shall (and the Company shall procure that each other member of the Group will) comply with its respective obligations set out in Schedule 4 (Conditions subsequent) within any applicable time periods specified therein.

20.23 Access

The Holders (or a firm of accountants or auditors designated by them), acting on the instructions of the Majority Holder(s), shall, at the cost of the Company not more than twice in every Financial Year, be granted access at all reasonable times and on reasonable notice, to the books and records of the Company.

For the avoidance of doubt, this Clause 20.23 shall not apply to an Unrestricted Subsidiary.

20.24	Pensions and ERISA

(a)	The Obligors shall ensure that all pension Plans maintained or operated by, or for the benefit of, any Obligor or member of the Group and/or any of their employees:

(i)

are maintained and operated in all material respects in accordance with all material applicable laws and contracts and their governing provisions (including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code); and

(ii)

are funded substantially in accordance with the governing provisions of the Plan with any funding shortfall advised by actuaries of recognised standing being rectified in accordance with those governing provisions.

(b)	The Company shall furnish to the Holders upon request by the Voting Representative and to the extent such are reasonably available, copies of:

(i)	the annual report (Form 5500 Series) filed by any Obligor with the Employee Benefits Security Administration with respect to any Plan;

(ii)	the most recent actuarial valuation report, if any, for each Plan maintained, sponsored or contributed to, or required to be maintained, sponsored or contributed to, by any Obligor; and

(iii)

all notices received by any Obligor from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; and (iv) any documents described in Section 101(k) of ERISA that any Obligor may request with respect to any Multiemployer Plan to which an Obligor contributes or is required to contribute (provided that if the applicable Obligor has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, such Obligor shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents or notices promptly after receipt thereof).

21.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 21 (Events of Default) is an Event of Default (save for Clause 21.10 (Acceleration)).

21.1	Non-payment

Any Obligor or any Security Provider does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(c)	its failure to pay is not caused by an administrative or technical error or market disruption but payment is made within two Business Days of its due date; or

(d)	its failure to pay is caused by an administrative or technical error or market disruption and payment is made within five Business Days of its due date.

21.2	Financial covenants

Any requirement of Clause 19 (Financial Covenants) (as of the date that is the earlier of (x) the date on which the relevant documents in accordance with Clause 18 (Information Undertakings) are delivered by or on behalf of the Company or the Guarantor, and (y) the date on which such items set forth in Clause 18 (Information Undertakings) are required to be delivered by the Company or the Guarantor) is not satisfied or an Obligor does not comply with the provisions of Clause 20.11 (Debt Service Reserve Account).

21.3	Other obligations

(a)	Any Obligor or any Security Provider does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial Covenants)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days, of the earlier of (A) a Holder giving notice to the Company and (B) the Obligor or Security Provider becoming aware of the failure to comply.

21.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor or a Security Provider in the Finance Documents or any other document delivered by or on behalf of any Obligor or Security Provider under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (A) a Holder giving notice to the Company and (B) the Obligor or Security Provider becoming aware of the failure to comply.

21.5	Insolvency

(a)	An Obligor or member of the Group:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed or declared to be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Holder in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of any Obligor or member of the Group.

21.6	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the institution of any proceeding under any Debtor Relief Law, suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or member of the Group other than a solvent liquidation or reorganisation of any Obligor or member of the Group;

(ii)	a composition, compromise, assignment or arrangement with any creditor of an Obligor or member of the Group;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of an Obligor or any other member of the Group), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or member of the Group or any of their respective assets; or

(iv)	enforcement of any Security over any assets of any Obligor or member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)	This Clause 21.6 (Insolvency Proceedings) shall not apply to:

(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement; or

(ii)	any step or procedure permitted in connection with a Permitted Equity Sale or Disposal.

21.7	Cessation of business

The Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) its business or substantially all of its business as it is generally being conducted as at the Initial Closing Date.

21.8	Unlawfulness

It is or becomes unlawful for an Obligor or Security Provider to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

21.9	Audit qualification

The Company’s auditor qualifies the audited Annual Financial Statements (except related to any repayment of financial debt on a pro forma basis that is flagged by the Company’s auditors for the next 16 months) of the Company.

21.10	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing Majority Holders may by notice to the Company:

(a)

declare that all or part of the Promissory Certificates, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(b)	declare that all or part of the Promissory Certificates be payable on demand, whereupon they shall immediately become payable on demand by the Majority Holders; and/or

(c)	Subject to paragraph (d) below, exercise or direct the Collateral agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents; and/or

(d)

Following the occurrence of an acceleration under this Clause 21.10 (Acceleration), the Holders agree that no enforcement action in respect of the guarantee (as set forth in Clause 16.1 (Guarantee and indemnity)) or any other Transaction Security shall take place for 60 days following such event occurring as set forth in Clause 21.10(a) and (b) (Acceleration), provided that on and at any time after the occurrence of an Event of Default described in paragraph Clause 21.5 (Insolvency) or Clause 21.6 (Insolvency Proceedings) with respect to any Obligor or any Security Provider organised or incorporated in the United States of America, all of the Promissory Certificates, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents will automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Obligors and Security Provider, notwithstanding anything in this Agreement or in any other Finance Document or otherwise to the contrary.

SECTION 9

CHANGES TO PARTIES

22.	CHANGES TO THE HOLDERS

22.1	Transfer of Promissory Certificates

(a)

Subject to Clause 6.5 (Regulations concerning transfers and registration), Clause 22.2 (Conditions of transfer of Promissory Certificates) and Clause 22.7 (New Holders), a Promissory Certificate may be transferred by a Holder (the “Existing Holder”) to a New Holder upon surrender of the relevant Promissory Certificate Voucher, together with an Assignment Agreement (and a Secured Party Accession Undertaking if the proposed transferee is not already a Party to this Agreement) duly completed and duly executed by the Existing Holder and the New Holder, to be delivered to the Registrar and notified to the Company, together with such evidence as the Company may reasonably require to prove the title of the Existing Holder and the authority of the individuals who have executed the Assignment Agreement.

(b)

A Promissory Certificate may not be transferred unless the principal amount of Promissory Certificates transferred and (where not all of the Promissory Certificates held by a Holder are being transferred) the principal amount of the balance of Promissory Certificates not transferred are Authorised Denominations.

(c)

Where not all the Promissory Certificates represented by the surrendered Promissory Certificate Voucher are the subject of the transfer, a new Promissory Certificate Voucher in respect of the balance of the Promissory Certificates will be issued by the Company and delivered by the Registrar to the Existing Holder.

(d)

Subject to this Clause 22 (Changes to the Holders), an Existing Holder may only (i) assign any of its rights or (ii) transfer by novation or otherwise any of its rights and obligations, under any Finance Document, to an Eligible Purchaser (the “New Holder”), unless an assignment or transfer is made at a time when an Event of Default is continuing, in which case an Existing Holder may transfer any of its rights and obligations under any Finance Document to any third party.

22.2	Conditions of transfer of Promissory Certificates

(a)

An Existing Holder must provide at least 10 Business Days’ notice to the Company and the Registrar before it may make an assignment or transfer in accordance with Clause 22.1 (Transfer of Promissory Certificate).

(b)	A transfer of the Promissory Certificates by way of assignment will only be effective on:

(i)

receipt by the Registrar, with a copy to the Company, (whether in the Assignment Agreement or otherwise) of written confirmation from the New Holder (in form and substance satisfactory to the Company) that the New Holder will assume the same obligations under this Agreement and the other Finance Documents as if it was an Original Holder;

(ii)

in respect of any New Holder that is not already a Party to this Agreement, receipt by the Collateral Agent and the Registrar, with a copy to the Company, of a duly completed and duly executed Secured Party Accession Undertaking; and

(iii)	the recordation of such assignment or transfer in the Register in accordance with the provisions set forth in Clauses 6 (Register and Title) and 22.7 (New Holders).

(c)	If:

(i)	a Holder assigns any of its rights under the Finance Documents or changes its Specified Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Holder or Holder acting through its new Specified Office under Clause 11 (Tax Gross Up and Indemnities) or Clause 12 (Increased Costs),

then the New Holder or Holder acting through its new Specified Office is only entitled to receive payment under those Clauses to the same extent as the Existing Holder or Holder acting through its previous Specified Office would have been if the assignment or change had not occurred.

(d)

Each New Holder, by executing the relevant Assignment Agreement, confirms that it will execute any amendment or waiver that has been approved by or on behalf of the requisite Holder or Holders in accordance with this Agreement on or prior to the date on which the assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Holder would have been had it remained a Holder.

22.3	Limitation of responsibility of Existing Holders

(a)	Unless expressly agreed to the contrary, an Existing Holder makes no representation or warranty and assumes no responsibility to a New Holder for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Holder confirms to the Existing Holder and the other Holders that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its holding of the Promissory Certificates and has not relied exclusively on any information provided to it by the Existing Holder in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents.

(c)	Nothing in any Finance Document obliges an Existing Holder to:

(i)	accept a re-transfer or re-assignment from a New Holder of any of the rights and obligations assigned or transferred under this Clause 22 (Changes to the Holders); or

(ii)	support any losses directly or indirectly incurred by the New Holder by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

22.4	Procedure for assignment

(a)	Subject to:

(i)

the conditions set out in Clause 22.2 (Conditions of transfer of Promissory Certificates) and Clause 22.7 (New Holders) a transfer of Promissory Certificates by way of assignment may be effected in accordance with paragraph (b) below when the Existing Holder delivers to the Company and the Registrar a duly completed Assignment Agreement (and a duly completed and duly executed Secured Party Accession Undertaking in respect of any New Holder that is not already a Party to this Agreement) and records such assignment in the Register.

(b)	On the Transfer Date:

(i)

the Existing Holder will assign absolutely to the New Holder of the Promissory Certificates held by it that are being transferred together with all the rights under the Finance Documents relating to such Promissory Certificates expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Holder will be released by each Obligor and the other Holders from the obligations owed by it which relate to such Promissory Certificates (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Holder will be bound by obligations equivalent to the Relevant Obligations.

(c)

Holders may utilise procedures other than those set out in this Clause 22.4 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor, to obtain a release by that Obligor from the obligations owed to that Obligor by the Holders nor the assumption of equivalent obligations by a New Holder) provided that they comply with the conditions set out in Clause 22.2 (Conditions of transfer of the Promissory Certificates).

22.5	Pro rata interest settlement

If the Company has notified the Holders that it is able to distribute interest payments on a “pro rata basis” to Existing Holders and New Holders where the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period:

(a)

any interest in respect of the Promissory Certificates to be so transferred to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Holder up to but excluding that Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Holder (without further interest accruing on them) on the last day of the current Interest Period; and

(b)	the rights transferred by the Existing Holder will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Holder; and

(ii)

the amount payable to the New Holder on that date will be the amount which would, but for the application of this Clause 22.5 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)

An Existing Holder which retains the right to the Accrued Amounts pursuant to this Clause 22.5 (Pro rata interest settlement) but which does not hold any Promissory Certificates shall be deemed not to be a Holder for the purposes of ascertaining whether the agreement of any specified group of Holders has been obtained to approve any request for a consent, waiver, amendment or other vote of Holders under the Finance Documents.

22.6	Register

(a) The Registrar, acting as a non-fiduciary agent of the Company, shall maintain a copy of each Assignment Agreement and, each Secured Party Accession Undertaking and, in the event of the creation, issue and subscription for any Additional Tranches by any Third Party Subscriber not hitherto party to this Agreement, each Deed of Adherence delivered to it and a register for the recordation of the names and addresses of the Holders in accordance with paragraph 1 of Schedule 10 (Regulations Concerning Transfers and Registration of the Promissory Certificates). Subject to Clause 22.7 (New Holders), the entries in the Register shall be conclusive absent manifest error, and the Registrar, the Company, the Guarantor and the Holders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company (or any agent appointed by it pursuant to Clause 28.6(b)), the Collateral Agent and any Holder at any reasonable time and from time to time upon reasonable prior notice.

(b) Each Holder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Promissory Certificates or other obligations under the Finance Documents (the “Participant Register”); provided that no Holder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Promissory Certificates, commitments, loans, letters of credit or its other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Holder shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Notwithstanding any participation contemplated by this Clause 22.6(b), (i) such Holder’s obligations under this Agreement and the other Finance Documents shall remain unchanged, (ii) such Holder shall remain solely responsible to the other Parties hereto for the performance of such obligations, and (iii) the Company, the Registrar, the Collateral Agent and the other Holders shall continue to deal solely and directly with such Holder in connection with such Holder’s rights and obligations under this Agreement.

22.7	New Holders

(a)

Each of the Parties appoints the Registrar to receive on its behalf each Assignment Agreement, each Secured Party Accession Undertaking and, in the event of the creation, issue and subscription for any Additional Tranches by any Third Party Subscriber not hitherto party to this Agreement, each Deed of Adherence and the Registrar shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement.

(b)

No transfer or assignment of Promissory Certificates by an Existing Holder shall be made to any New Holder who is not already a party to this Agreement unless that person first enters into an Assignment Agreement and a Secured Party Accession Undertaking or, in the event of the creation, issue and subscription for any Additional Tranches by any Third Party Subscriber not hitherto party to this Agreement, a Deed of Adherence and a Secured Party Accession Undertaking.

(c)

The Registrar shall not register a transfer or assignment of Promissory Certificates unless the New Holder, if not already a Party to this Agreement, first enters into an Assignment Agreement and a Secured Party Accession Undertaking or, in the event of the creation, issue and subscription for any Additional Tranches by any Third Party Subscriber not hitherto party to this Agreement, a Deed of Adherence and a Secured Party Accession Undertaking.

(d)

Where a New Holder has executed an Assignment Agreement and a Secured Party Accession Undertaking which have been countersigned by the Registrar and the Collateral Agent respectively, or, in the event of the creation, issue and subscription for any Additional Tranches by any Third Party Subscriber not hitherto party to this Agreement, executed a Deed of Adherence and a Secured Party Accession Undertaking, which has been countersigned by the Registrar and the Collateral Agent (respectively), it shall become a Party to this Agreement and the Collateral Agent Appointment Deed and be entitled to the benefit of the continuing provisions of this Agreement and the Collateral Agent Appointment Deed and shall be classified as a Holder from the Transfer Date.

23.	CHANGES TO THE OBLIGORS, RELEASE OF GROUP SECURITY

23.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

23.2	Release of Group Security

Provided that, as long as the Company is in compliance, on a pro forma basis taking such release into account, with the financial covenants set forth in Clause 19.1 (Financial condition), the Company may release and terminate any Group Security that has become Excluded Group Security (or may release and secure Group Security as long as such granting is materially simultaneous), which release and termination shall be automatic and shall not require consent of any party and in any case, the Finance Parties shall be deemed to have consented thereto by virtue of being a Party to this Agreement and, in the case of the Collateral Agent, the Collateral Agent Appointment Deed, and each agrees, subject to Clause 2.34(d) of the Collateral Agent Appointment Deed, to execute any instrument or document reasonably requested by the Company in connection therewith. A Security Release Notice shall be provided by or on behalf of the Company to the Collateral Agent and the Holders (or Voting Representatives, if applicable) in relation to such release.

23.3	Cross default

There is no cross default or cross acceleration to any other senior portfolio loan of the Guarantor.

23.4	Payment obligations

The Guarantor’s payment obligations under the Finance Documents shall be pro-rated based on its ownership interest of the consolidated Group related to its percentage ownership of Annualised In-Place Rents.

SECTION 10

THE HOLDERS

24.	CONDUCT OF BUSINESS BY THE HOLDERS

No provision of this Agreement will:

(a)	interfere with the right of any Holder to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Holder to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Holder to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.	SHARING AMONG THE HOLDERS

25.1	Payments to Holders

If a Holder (a “Recovering Holder”) receives or recovers any amount from an Obligor other than in accordance with Clause 27 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Holder shall, within three Business Days, notify details of the receipt or recovery to the other Holders;

(b)

if any of the other Holders requires and so notifies the Company, the Company shall promptly ask the Holders to determine whether the receipt or recovery is in excess of the amount the Recovering Holder would have been paid had the receipt or recovery been received or made and distributed in accordance with Clause 27 (Payment mechanics);

(c)

the Recovering Holder shall, within three Business Days of demand by a Holder, pay to the other Holders an aggregate amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Majority Holders determine may be retained by the Recovering Holder; and

(d)	the Recovering Holder shall promptly notify the Company of any Sharing Payment made under paragraph (c) above.

25.2	Redistribution of payments

Each Holder shall treat the Sharing Payment as if it had been paid by the relevant Obligor.

25.3	Recovering Holder’s rights

On a distribution by a Recovering Holder under Clause 25.1 (Payments to Holders) of a payment received from an Obligor, as between the relevant Obligor and the Recovering Holder, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

25.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Holder becomes repayable and is repaid by that Recovering Holder, then:

(a)

each other Holder shall, upon request of that Recovering Holder, pay to that Recovering Holder an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Holder for its proportion of any interest on the Sharing Payment which that Recovering Holder is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Holder, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

25.5	Exceptions

(a)

This Clause 25 (Sharing Among the Holders) shall not apply to the extent that the Recovering Holder would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Holder is not obliged to share with any other Holder any amount which the Recovering Holder has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Holder of the legal or arbitration proceedings; and

(ii)

that other Holder had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26.	REPRESENTATIONS OF THE SUBSCRIBERS

26.1	General

Each Subscriber gives the representations in this Clause 26 (severally and not jointly) on the date of this Agreement (in the case of the Original Subscribers) or on the date of accession to this Agreement in accordance with Clause 22.7 (New Holders) (in the case of any other Subscriber).

26.2	Purchase for Investment

(a)

Each Subscriber severally represents that it is subscribing for the Promissory Certificates for its own account or for one or more separate accounts maintained by such Subscriber or for the account of one or more pension or trust funds and not with a view to the distribution of the Promissory Certificates.

(b)

Subject to the provisions set out in Clause 22 (Changes to the Holders), the provisions in paragraph (a) shall not restrict such Subscriber or such pension or trust funds from disposing of its or their property, which shall at all times be within such Subscriber’s or pension or trust funds’ control.

26.3	Access to Information

(a)

Each Subscriber severally represents that it has carefully reviewed any disclosure documents used in the offering of the Promissory Certificates and has been furnished with all other materials that it considers relevant to an investment in the Promissory Certificates, has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the terms and conditions of an investment in the Promissory Certificates and no statement or printed material which is contrary to the disclosure documents has been made or given to such Subscriber by or on behalf of the Company.

(b)

Notwithstanding paragraph (a) above, each Subscriber severally represents that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person including, without limitation any placement agent, except for the statements, representations and warranties contained in this Agreement.

26.4	Securities Act

Each Subscriber understands that the Promissory Certificates have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Promissory Certificates.

26.5	Securities laws

Each Subscriber severally represents that it has not taken and will not take any action that would subject the issue and subscription of the Promissory Certificates to the registration requirements of the Securities Act or to the registration, filing or qualification requirements of any securities or blue sky laws of any applicable jurisdiction.

26.6	Compliance with FSMA

Each Subscriber severally represents that it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended with respect to anything done by it in relation to the Promissory Certificates, in, from or otherwise involving the United Kingdom.

26.7	Prospectus Regulation

Each Subscriber severally represents that it will not make an offer of the Promissory Certificates to the public other than in circumstances where such offer does not require the Company, any Subscriber and/or Holder or any other entity to publish a prospectus or supplement a prospectus within the meaning of the Prospectus Regulation.

For the purposes of this representation, the expression an “offer of the Promissory Certificates to the public” means the communication in any form and by any means of sufficient information on the terms of the offer and the Promissory Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Promissory Certificates, as the same may be varied in each Member State of the European Economic Area or the United Kingdom (as applicable) by any measure implementing the Prospectus Regulation in each Member State of the European Economic Area or the United Kingdom (as applicable) and the expression “Prospectus Regulation” includes any relevant implementing measure in each Member State of the European Economic Area or the United Kingdom (as applicable).

SECTION 11

ADMINISTRATION

27.	PAYMENT MECHANICS

27.1	Payments

(a)

On each date on which an Obligor or a Subscriber is required to make a payment under a Finance Document, that Obligor or Subscriber shall make the same available to its recipient (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by its recipient as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency or the United States of America (or, in relation to euro, in a principal financial centre in such Participating Member State, London or the United States of America, as specified by the recipient of the payment) with such bank as the recipient of the payment specifies.

(c)

In the case of amounts payable in respect of the Promissory Certificates on redemption, payments shall only be made upon surrender (or in the case of part payment only, endorsement) of the relevant Promissory Certificate Voucher at the registered office of the Company.

27.2	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim except as required by law.

27.3	Business Days

(a)

Any payment under a Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.4	Currency of account

(a)	Any redemption or purchase of the Promissory Certificates shall be made in the currency in which the Promissory Certificates are denominated, pursuant to this Agreement, on its due date.

(b)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

27.5	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Majority Holders (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Majority Holders (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement and the Promissory Certificates will, to the extent the Majority Holders (acting reasonably and after consultation with the Company) specify to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

28.	NOTICES

28.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Subscriber or any other Obligor, that notified in writing to the other Parties on or prior to the date on which it becomes a Party; and

(c)	in the case of any Holder, that specified in the Register,

(d)	in the case of the Registrar, that notified in writing to the other Parties on or prior to its appointment as Registrar.

or any substitute address or fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

28.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(c)

Any communication or document which becomes effective, in accordance with paragraphs (a) and (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.4	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Holder or a Subscriber may only be made in that way to the extent that those relevant Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to a Holder or Subscriber only if it is addressed in such a manner as that Holder or Subscriber shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 28.4 (Electronic communication).

28.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by a Holder, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.6	Holder notices

(a)

Any Holder may by notice to the Company appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Holder under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 28.4 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Holder for the purposes of Clause 28.2 (Addresses) and paragraph (a)(ii) of Clause 28.4 (Electronic communication) and the Company shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Holder.

(b)	The Company may appoint Global Loan Agency Services Limited (or such other designated third party agreed in writing with the Majority Holders) (the “Wire Manager”) to:

(i)

despatch or deliver on its behalf all notices, communications, information and documents required to be despatched or delivered to the Finance Parties under the Finance Documents and the Finance Parties shall treat delivery of all such notices, communications, information and documents by such third party as though such delivery was effected by the Company in accordance with the applicable obligations under the Finance Documents; and/or

(ii)

make wire transfers on its behalf where the Company is required to make separate payments to the Finance Parties under the Finance Documents and the Finance Parties shall treat payment of any such amounts by the Wire Manager as though such payment was effected by the Company in accordance with the applicable obligations under the Finance Documents; and/or

(iii)

the Company shall procure that the Wire Manager deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company either an IRS Form W-9 (if such Wire Manager is a U.S. Person) or, if the Wire Manager is not a U.S. Person, an IRS Form W-8IMY certifying that the Wire Manager is not subject to U.S. backup withholding tax and is not subject to any withholding tax pursuant to FATCA.

29.	CALCULATIONS AND CERTIFICATES

29.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Holder are prima facie evidence of the matters to which they relate.

29.2	Certificates and determinations

Any certification or determination by a Holder of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

30.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Holder, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Holder shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

32.	AMENDMENTS AND WAIVERS

32.1	Required consents

(a)

Subject to Clause 32.2 (All Holder matters) and Clause 32.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Holders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)

Each Class may reduce its interest rate without the consent of the other Class. For the purposes of a change of interest rate in respect of a Class of Promissory Certificates, any such amendment shall require the consent of all of the Holders of the relevant Class of Promissory Certificates.

(c)	Paragraph (c) of Clause 22.5 (Pro rata interest settlement) shall apply to this Clause 32 (Amendments and waivers).

32.2	All Holder matters

An amendment or waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Holders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)

a reduction in the amount of any payment of principal, interest of the other Class, fees or commission payable, any Prepayment Fee in each case, other than as permitted in accordance with Clause 7 (Redemption) or Clause 9 (Interest);

(d)	unless specifically permitted under the terms of the Finance Documents, a change in currency of payment of any amount under the Finance Documents;

(e)	unless specifically permitted under the Finance Documents, a change to the Company or Guarantor other than in accordance with Clause 23 (Changes to the Obligors, Release of Group Security);

(f)	any provision which expressly requires the consent of all the Holders;

(g)	a waiver of an Event of Default;

(h)

Clause 3.6 (Holders’ rights and obligations), Clause 5 (Closing), Clause 7.2 (Redemption at the option of Holders due to illegality), Clause 7.3 (Redemption following Change of Control), Clause 7.5 (Redemption at the option of the Company), Clause 19.1 (Financial condition), Clause 22 (Changes to the Holders), Clause 23 (Changes to the Obligors, Release of Security), Clause 25 (Sharing among the Holders), this Clause 32 (Amendments and Waivers), Clause 35 (Governing Law) or Clause 36.1 (Jurisdiction); or

(i)

the nature or scope of the guarantee and indemnity granted under Clause 16 (Guarantee and Indemnity) or the property that is subject to the Transaction Security or of the manner in which the proceeds of enforcement of the Transaction Security are distributed, or the release of any guarantee and indemnity granted under Clause 16 (Guarantee and Indemnity) or any Transaction Security (other than security released in accordance with Clause 23.2 (Release of Group Security) which shall not require the consent of any Finance Party), shall not be made without the prior consent of all Holders of the Promissory Certificates then outstanding.

32.3	Other exceptions

(a)

An amendment or waiver of any of the provisions of Clause 3 (Issue and Subscription of the Promissory Certificates) and Clause 5 (Closing) or any defined term used in such Clauses may not be effected without the consent of each relevant Subscriber.

(b)

Notwithstanding anything contained herein to the contrary, an amendment or waiver which relates to the rights or obligations of the Registrar or Collateral Agent (each in its capacity as such) may not be effected without the consent of the Registrar or Collateral Agent, as the case may be and (for avoidance of doubt) the Company.

33.	CONFIDENTIAL INFORMATION

33.1	Confidentiality

Each Holder agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 33.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own Confidential Information.

33.2	Disclosure of Confidential Information

Any Holder may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Holder shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information and such person requires such Confidential Information as it relates specifically to this Agreement except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information. A Holder (including for the avoidance of doubt a Subscriber) shall be solely liable for any breaches of confidentiality or incorrect disclosures of any Confidential Information, by any person to whom it gives any Confidential Information, as if such breach had been made by the Holder;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Holder or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

who requires or requests such information pursuant to a legal or similar process and such party is entitled to such information to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body or any other competent authority, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	who is a Party; or

(viii)	with the consent of the Company;

in each case, such Confidential Information as that Holder shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C)

in relation to paragraphs (b)(v), (b)(vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Holder, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by that Holder or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of Promissory Certificates, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Holder.

33.3	Entire agreement

This Clause 33.3 (Entire Agreement) constitutes the entire agreement between the Parties in relation to the obligations of the Holders under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.4	Inside information

Each of the Holders acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Holders undertakes not to use any Confidential Information for any unlawful purpose.

33.5	Notification of disclosure

Each of the Holders agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 33.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 33.5 (Notification of disclosure).

33.6	Continuing obligations

The obligations in this Clause 33.6 (Continuing obligations) are continuing and, in particular, shall survive and remain binding on each Holder for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement and the Promissory Certificates have been paid in full; and

(b)	the date on which such Holder otherwise ceases to be a Holder.

34.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

35.	GOVERNING LAW

This Agreement, the Promissory Certificates and any non-contractual obligations arising out of or in connection with them are governed by English law.

36.	ENFORCEMENT

36.1	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraph (a) above, no Holder shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Holders may take concurrent proceedings in any number of jurisdictions.

36.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints AP Wireless (UK) Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Holders. Failing this, the Holders may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

[Intentionally Omitted]

SCHEDULE 2

CONDITIONS PRECEDENT

[Intentionally Omitted]

SCHEDULE 3

CONDITIONS PRECEDENT TO BE DELIVERED BY A SECURITY PROVIDER

[Intentionally Omitted]

SCHEDULE 4

CONDITIONS SUBSEQUENT

[Intentionally Omitted]

SCHEDULE 5

GROUP SECURITY

[Intentionally Omitted]

SCHEDULE 6

FORM OF SECURITY RELEASE NOTICE

[Intentionally Omitted]

SCHEDULE 7

FORM OF PROMISSORY CERTIFICATE VOUCHER

[Intentionally Omitted]

SCHEDULE 8

FORM OF ASSIGNMENT AGREEMENT

[Intentionally Omitted]

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

[Intentionally Omitted]

SCHEDULE 10

REGULATIONS CONCERNING TRANSFERS AND REGISTRATION OF THE

PROMISSORY CERTIFICATES

[Intentionally Omitted]

SCHEDULE 11

FORM OF ADDITIONAL TRANCHE NOTICE

[Intentionally Omitted]

SCHEDULE 12

EXAMPLE OF LEVERAGE AND INTEREST COVERAGE CALCULATION

[Intentionally Omitted]

SCHEDULE 13

TIER ONE TENANTS AT INITIAL CLOSING DATE

[Intentionally Omitted]

SCHEDULE 14

CORE CONCENTRATION CRITERIA

[Intentionally Omitted]

SCHEDULE 15

EXAMPLE OF COMPANY IN-PLACE QUARTERLY RENT TAPE

[Intentionally Omitted]

SCHEDULE 16

FORM OF DEED OF ADHERENCE

[Intentionally Omitted]

SCHEDULE 17

FORM OF ISSUE REQUEST

[Intentionally Omitted]

SIGNATURES

The Company
AP WIP ArcCo Investments, LLC

By:	/s/ Scott G. Bruce
Name:	Scott G. Bruce
Title:	President

Address: 3 Bala Plaza East, Suite 502 Bala Cynwyd, PA 19004 Fax: +1 (610) 660-4920 Email: sbruce@radiusglobal.com Attn: Scott G. Bruce

[Signature Page to Subscription Agreement]

The Guarantor AP WIP INVESTMENTS, LLC

By:	/s/ Scott G. Bruce
Name:	Scott G. Bruce
Title:	President

Address: 3 Bala Plaza East, Suite 502 Bala Cynwyd, PA 19004 Fax: +1 (610) 660-4920 Email: sbruce@radiusglobal.com Attn: Scott G. Bruce

[Signature Page to Subscription Agreement]

The Original Holders

AXA FRANCE VIE, acting through and in respect of its Segment Prudent

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name:	Timothé Rauly
Role:	Global Head of Fund Management

Notice Details:

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	22 Bishopsgate, EC2N 4BQ London
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	FMCG Real Asset Finance
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 9570 / 8507 / 85 40 / 7206 / 7242 / 9053 / 67 41
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

With copy to:

Names:	Patrick Dillon-Malone / Riocard McMahon
Address:	2nd Floor - Hanover Building , Windmill Lane, Dublin 2, Ireland”
Phone:	+353 1 900 6101 / 6973 / 3584 / 6716
Fax:	+001 214 307 6816
Emails:	axareimdublin@bnymellon.com / Patrick.Dillon.Malone@bnymellon.com

[Signature Page to Subscription Agreement]

AXA FRANCE VIE, acting through and in respect of its Segment Prevoyance

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name:	Timothé Rauly
Role:	Global Head of Fund Management

Notice Details:

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	22 Bishopsgate, EC2N 4BQ London
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	FMCG Real Asset Finance
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 9570 / 8507 / 85 40 / 7206 / 7242 / 9053 / 67 41
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

With copy to:

Names:	Patrick Dillon-Malone / Riocard McMahon
Address:	2nd Floor - Hanover Building , Windmill Lane, Dublin 2, Ireland”
Phone:	+353 1 900 6101 / 6973 / 3584 / 6716
Fax:	+001 214 307 6816
Emails:	axareimdublin@bnymellon.com / Patrick.Dillon.Malone@bnymellon.com

[Signature Page to Subscription Agreement]

AXA Assurance VIE Mutuelle

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name: Timothé Rauly
Role: Global Head of Fund Management

Notice Details:

Credit Matters

Names:   Simon CANTAN / Bertrand LOUBIERES

Address:  22 Bishopsgate, EC2N 4BQ London

Phone:  +44 207 003 26 81 / +44 207 003 22 08

Fax:   + 33 1 44 45 98 58

Emails:   simon.cantan@axa-im.com     /     bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:   FMCG Real Assets

Address:  Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France

Phone:  + 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72

Faxa:   + 33 1 44 45 98 58

Emails:   ParRealAssetFinanceMO@axa-im.com

Operational Matters

Names:   FMCG Real Asset Finance

Address:  Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France

Phone:  + 33 1 44 45 75 56 / 9570 / 8507 / 85 40 / 7206 / 7242 / 9053 / 67 41

Fax:   + 33 1 44 45 98 58

Emails:   ParRealAssetFinanceMO@axa-im.com

With copy to:

Names:   Patrick Dillon-Malone / Riocard McMahon

Address:  2nd Floor - Hanover Building , Windmill Lane, Dublin 2, Ireland”

Phone:  +353 1 900 6101 / 6973 / 3584 / 6716

Fax:   +001 214 307 6816

Emails:   axareimdublin@bnymellon.com / Patrick.Dillon.Malone@bnymellon.com

[Signature Page to Subscription Agreement]

AXA Retraite Entreprise – Fonds Libre

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name: Timothé Rauly
Role: Global Head of Fund Management

Notice Details:

Credit Matters

Names:   Simon CANTAN / Bertrand LOUBIERES

Address:  22 Bishopsgate, EC2N 4BQ London

Phone:  +44 207 003 26 81 / +44 207 003 22 08

Fax:   + 33 1 44 45 98 58

Emails:   simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:   FMCG Real Assets

Address:  Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France

Phone:  + 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72

Fax:   + 33 1 44 45 98 58

Emails:   ParRealAssetFinanceMO@axa-im.com

Operational Matters

Names:   FMCG Real Asset Finance

Address:  Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France

Phone:  + 33 1 44 45 75 56 / 9570 / 8507 / 85 40 / 7206 / 7242 / 9053 / 67 41

Fax:   + 33 1 44 45 98 58

Emails:   ParRealAssetFinanceMO@axa-im.com

With copy to:

Names:   Patrick Dillon-Malone / Riocard McMahon

Address:  2nd Floor -Hanover Building , Windmill Lane, Dublin 2, Ireland”

Phone:  +353 1 900 6101 / 6973 / 3584 / 6716

Fax:   +001 214 307 6816

Emails:   axareimdublin@bnymellon.com / Patrick.Dillon.Malone@bnymellon.com

[Signature Page to Subscription Agreement]

AXA Assicurazioni SPA

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name: Timothé Rauly
Role: Global Head of Fund Management

Notice Details:

Credit Matters

Names:   Simon CANTAN / Bertrand LOUBIERES

Address:  22 Bishopsgate, EC2N 4BQ London

Phone:  +44 207 003 26 81 / +44 207 003 22 08

Fax:   + 33 1 44 45 98 58

Emails:   simon.cantan@axa-im.com    /    bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:   FMCG Real Assets

Address:  Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France

Phone:  + 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72

Fax:   + 33 1 44 45 98 58

Emails:   ParRealAssetFinanceMO@axa-im.com

Operational Matters

Names:   FMCG Real Asset Finance

Address:Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France

Phone:  + 33 1 44 45 67 41 / 75 56 / 9570 / 8507 / 9176 / 7206 / 7242 / 9053 / 7140

Fax:   + 33 1 44 45 98 58

Emails:   ParRealAssetFinanceMO@axa-im.com

With copy to:

Names:   Patrick Dillon-Malone / Riocard McMahon

Address:  2nd Floor - Hanover Building , Windmill Lane, Dublin 2, Ireland

Phone:  +353 1 900 6101 / 6973 / 3584 / 6716

Fax:   +001 214 307 6816

Emails:   axareimdublin@bnymellon.com / Patrick.Dillon.Malone@bnymellon.com

[Signature Page to Subscription Agreement]

AXA Aurora Vida SA de Seguros y Reaseguros - AAV No CFM

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name: Timothé Rauly
Role: Global Head of Fund Management

Notice Details

Credit Matters

Names:   Simon CANTAN / Bertrand LOUBIERES

Address:  22 Bishopsgate, EC2N 4BQ London

Phone:  +44 207 003 26 81 / +44 207 003 22 08

Fax:   + 33 1 44 45 98 58

Emails:   simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:   FMCG Real Assets

Address: Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France

Phone:  + 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72

Fax:   + 33 1 44 45 98 58

Emails:   ParRealAssetFinanceMO@axa-im.com

Operational Matters

Names:   FMCG Real Asset Finance

Address:  Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France

Phone:  + 33 1 44 45 67 41 / 75 56 / 9570 / 8507 / 9176 / 7206 / 7242 / 9053 / 7140

Fax:   + 33 1 44 45 98 58

Emails:   ParRealAssetFinanceMO@axa-im.com

With copy to:

Names:   Patrick Dillon-Malone / Riocard McMahon

Address:  2nd Floor - Hanover Building , Windmill Lane, Dublin 2, Ireland

Phone:  +353 1 900 6101 / 6973 / 3584 / 6716

Fax:   +001 214 307 6816

Emails:   axareimdublin@bnymellon.com / Patrick.Dillon.Malone@bnymellon.com

[Signature Page to Subscription Agreement]

AXA Aurora Vida SA de Segurosy Reaseguros - AAV SHAREHOLDER

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name:	Timothé Rauly
Role:	Global Head of Fund Management

Notice Details

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	22 Bishopsgate, EC2N 4BQ London
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	FMCG Real Asset Finance
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 67 41 / 75 56 / 9570 / 8507 / 9176 / 7206 / 7242 / 9053 / 7140
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

With copy to:

Names:
Address:	2nd Floor - Hanover Building , Windmill Lane, Dublin 2, Ireland”
Phone:	+353 1 900 6101 / 6973 / 3584 / 6716
Fax:	+001 214 307 6816
Emails:	axareimdublin@bnymellon.com / Patrick.Dillon.Malone@bnymellon.com

[Signature Page to Subscription Agreement]

AXA SEGUROS GENERALES SA DE SEGUROS Y REASEGUROS

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name:	Timothé Rauly
Role:	Global Head of Fund Management

Notice Details

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	22 Bishopsgate, EC2N 4BQ London
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	FMCG Real Asset Finance
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 67 41 / 75 56 / 9570 / 8507 / 9176 / 7206 / 7242 / 9053 / 7140
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

With copy to:

Names:	Patrick Dillon-Malone / Riocard McMahon
Address:	2nd Floor - Hanover Building , Windmill Lane, Dublin 2, Ireland
Phone:	+353 1 900 6101 / 6973 / 3584 / 6716
Fax:	+001 214 307 6816
Emails:	axareimdublin@bnymellon.com / Patrick.Dillon.Malone@bnymellon.com

[Signature Page to Subscription Agreement]

AXA Lebensversicherung AG, acting in respect of its principal account

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name: Timothé Rauly
Role: Global Head of Fund Management

Notice Details

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	“22 Bishopsgate, EC2N 4BQ London”
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	Matthias FISCHER
Address:	Colonia-Allee 10-20 - D-51067 Köln
Phone:	+ 49 221 148 38058
Fax:	+ 49 221 148 44 38058
Emails:	matthias.fischer2@axa.de/ KAPSET@axa.de

With copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 84 68 / 75 56 / 9570 / 7867 / 9772
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

[Signature Page to Subscription Agreement]

AXA KRANKENVERSICHERUNG AG

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name:	Timothé Rauly
Role:	Global Head of Fund Management

Notice Details

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	22 Bishopsgate, EC2N 4BQ London
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	Matthias FISCHER
Address:	Colonia-Allee 10-20 - D-51067 Köln
Phone:	+ 49 221 148 38058
Fax:	+ 49 221 148 44 38058
Emails:	matthias.fischer2@axa.de/ KAPSET@axa.de

With copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 84 68 / 75 56 / 9570 / 7867 / 9772
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

[Signature Page to Subscription Agreement]

Deutsche Ärzteversicherung AG

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name:	Timothé Rauly
Role:	Global Head of Fund Management

Notice Details

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	22 Bishopsgate, EC2N 4BQ London
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	Matthias FISCHER
Address:	Colonia-Allee 10-20 - D-51067 Köln
Phone:	+ 49 221 148 38058
Fax:	+ 49 221 148 44 38058
Emails:	matthias.fischer2@axa.de/ KAPSET@axa.de

With copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 84 68 / 75 56 / 9570 / 7867 / 9772
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

[Signature Page to Subscription Agreement]

AXA Versicherung AG

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name:	Timothé Rauly
Role:	Global Head of Fund Management

Notice Details

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	“22 Bishopsgate EC2N 4BQ London”
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	“Tour Majunga 6, Place de la Pyramide 92908 Paris La Défense Cedex - France”
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	Matthias FISCHER
Address:	Colonia-Allee 10-20 - D-51067 Köln
Phone:	+ 49 221 148 38058
Fax:	+ 49 221 148 44 38058
Emails:	matthias.fischer2@axa.de/ KAPSET@axa.de

With copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 84 68 / 75 56 / 9570 / 7867 / 9772
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

[Signature Page to Subscription Agreement]

AXA BELGIUM SA

By:	/s/ Timothé Rauly
Duly represented by AXA REIM SGP
Name: Timothé Rauly
Role: Global Head of Fund Management

Notice Details

Credit Matters
Names:	Simon CANTAN / Bertrand LOUBIERES
Address:	“22 Bishopsgate EC2N 4BQ London”
Phone:	+44 207 003 26 81 / +44 207 003 22 08
Fax:	+ 33 1 44 45 98 58
Emails:	simon.cantan@axa-im.com / bertrand.loubieres@axa-im.com/AXAInfra@axa-im.com

For covenants matters only with copy to:

Names:	FMCG Real Assets
Address:	“Tour Majunga 6, Place de la Pyramide 92908 Paris La Défense Cedex - France”
Phone:	+ 33 1 44 45 75 56 / 95 70 / 84 68 / 78 67 / 97 72
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

Operational Matters
Names:	Patrick Dillon-Malone / Riocard McMahon / Gavin Finn / James Quigley
Address:	2nd Floor - Hanover Building, Windmill Lane, Dublin 2, Ireland
Phone:	+353 1 900 6101 / 6973 / 3584 / 6716
Fax:	+001 214 307 6816
Emails:	axareimdublin@bnymellon.com

With copy to:

Names:	FMCG Real Assets
Address:	Tour Majunga, 6, Place de la Pyramide, 92908 Paris La Défense Cedex - France
Phone:	+ 33 1 44 45 84 68 / 75 56 / 9570 / 7867 / 9772
Fax:	+ 33 1 44 45 98 58
Emails:	ParRealAssetFinanceMO@axa-im.com

[Signature Page to Subscription Agreement]

The Registrar GLAS USA LLC

By:	/s/ Paul Cattermole
Name:	Paul Cattermole
Title:	Authorised Signatory

Address: 3 Second Street, Suite 206 Jersey City, NJ 07311 United States of America Email: dcm@glas.agency Attn: Debt Capital Markets – AP WIP ArcCo

[Signature Page to Subscription Agreement]